Exhibit 10.1

Execution Version

WAIVER AND AMENDMENT NO. 2 TO FINANCING AGREEMENT

This WAIVER AND AMENDMENT NO. 2 TO FINANCING AGREEMENT, dated as of February 5, 2024 (this “Amendment and Waiver”), to the Financing Agreement, dated as of March 10, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Unique Logistics International, Inc., a Nevada corporation (the “Parent”) and each other Person that executes a joinder agreement and becomes a “Borrower” under the Financing Agreement (as defined below) (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CB Agent Services LLC, a Delaware limited liability company (“CB Agent”), as origination agent (in such capacity, together with its successors and assigns in such capacity, the “Origination Agent”), Alter Domus (US) LLC, a Delaware limited liability company (“Alter Domus”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Alter Domus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend certain terms and conditions of, and waive certain Events of Default under, the Financing Agreement; and

WHEREAS, the Agents and the Lenders are willing to amend such terms and conditions of, and waive certain Events of Default under, the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments. The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double- underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Waiver and Second Amendment Effective Date (as defined below) are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default (other than the Specified Events of Default (as defined below)) has occurred and is continuing as of the Waiver and Second Amendment Effective Date or would result from this Amendment and Waiver becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment and Waiver, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and Waiver and each other Loan Document to which it is or will be a party, and the performance by it of the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. This Amendment and Waiver is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

4.	Waiver.

(a) Pursuant to the request of the Loan Parties, the Agents (acting at the direction of the Lenders) and the Lenders hereby waive:

(i) (a) that certain Event of Default that has occurred or may occur, due to the Loan Parties’ noncompliance with Section 7.03(a) of the Financing Agreement for each of the fiscal quarters in the fiscal year ending May 31, 2024 and for the fiscal quarter ending August 31, 2024 (the “FCCR Event of Default”), (b) that certain Event of Default that has occurred or may occur, due to the Loan Parties’ noncompliance with Section 7.03(b) of the Financing Agreement for each of the fiscal quarters in the fiscal year ending May 31, 2024 and for the fiscal quarter ending August 31, 2024 (the “Liquidity Event of Default”) and (c) that certain Event of Default that has occurred or may occur, due to the Loan Parties’ noncompliance with Section 7.03(c) of the Financing Agreement for each of the fiscal quarters in the fiscal year ending May 31, 2024 and for the fiscal quarter ending August 31, 2024 (the “EBITDA Leverage Event of Default” and, together with the FCCR Event of Default and the Liquidity Event of Default, the “Specified Events of Default”). Each of the Specified Events of Default constitute an Event of Default under Section 9.01(c) of the Financing Agreement; and

(ii) interest at the Post-Default Rate with respect to the Specified Events of Default from the date such event occurred through the Waiver and Second Amendment Effective Date.

(b) The waiver in this Section 4 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

5. Conditions to Effectiveness. This Amendment and Waiver shall become effective only upon satisfaction in full, in a manner satisfactory to the Agents and the Lenders, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Waiver and Second Amendment Effective Date”):

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Waiver and Second Amendment Effective Date all fees, costs, expenses and taxes then payable, if any, pursuant to Section 2.06 or 12.04 of the Financing Agreement.

(b) Representations and Warranties. The representations and warranties contained in this Amendment and Waiver and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct on and as of the Waiver and Second Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date.

(c) No Default; Event of Default. No Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing on the Waiver and Second Amendment Effective Date or result from this Amendment and Waiver becoming effective in accordance with its terms.

(d) Delivery of Documents. The Agents and the Lenders shall have received on or before the Waiver and Second Amendment Effective Date the following, each in form and substance satisfactory to the Agents and the Lenders and, unless indicated otherwise, dated the Waiver and Second Amendment Effective Date:

(i) this Amendment and Waiver, duly executed by the Loan Parties party thereto, each Agent and each Lender.

(e) Liens; Priority. The Lenders and Agents shall be satisfied that the Collateral Agent has been granted, and holds, for the benefit of the Secured Parties, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Waiver and Second Amendment Effective Date.

6. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment and Waiver, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Waiver and Second Amendment Effective Date, all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and Waiver, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment and Waiver does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Term Loans in accordance with the terms of the Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

7. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

8. No Representations by Agents or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment and Waiver.

9. Release. Each Loan Party acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing), and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and Waiver and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Waiver and Second Amendment Effective Date directly arising out of, connected with or related to this Amendment and Waiver, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Term Loans or other advances, or the management of such Term Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

10.	Further Assurances.

(a) The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under applicable law or as any Agent may reasonably request, in order to effect the purposes of this Amendment and Waiver.

11.	Miscellaneous.

(a) This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment and Waiver by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment and Waiver.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.

(c) This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment and Waiver constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment and Waiver shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment and Waiver.

(e) Any provision of this Amendment and Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:
Title:

GUARANTORS:

UNIQUE LOGISTICS HOLDINGS, INC.
UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC
UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

By:
Name:
Title:

Amendment No. 2 to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

ALTER DOMUS (US) LLC

By:
Name:
Title:

Amendment No. 2 to Financing Agreement

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:
Name:
Title:

LENDERS:

CB Participations SPV, LLC

By:
Name:
Title:

CP IV SPV, LLC

By:
Name:
Title:

Anglo-American Enterprise Capital LLC

By:
Name:
Title:

CORDELL PR LLC

By:
Name:
Title:

CORDELL CONSULTANTS, INC. PROFIT SHARING PLAN

By:
Name:
Title:

ANNEX A

Amended Financing Agreement

(To be attached)

Amendment No. 2 to Financing Agreement

Annex A to Amendment No. ~~1~~2 to Financing Agreement

Conformed through Amendment No. ~~1~~2

FINANCING AGREEMENT

Dated as of March 10, 2023

by and among

UNIQUE LOGISTICS INTERNATIONAL, INC.,

as Parent,

PARENT AND EACH OTHER SUBSIDIARY OF PARENT LISTED AS A BORROWER

ON THE SIGNATURE PAGES HERETO,

as Borrowers,

EACH OTHER SUBSIDIARY OF PARENT

LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

and

CB AGENT SERVICES LLC,

as Origination Agent

and

ALTER DOMUS (US) LLC,

as Administrative Agent and Collateral Agent

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE TERM LOANS ARE BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE TERM LOANS MAY BE DIRECTED TO CB AGENT SERVICES LLC AT 888 SEVENTH AVENUE, 29TH FLOOR NEW YORK, NY 10106.

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ii

Section 12.06	Severability	132
Section 12.07	Assignments and Participations	131
Section 12.08	Counterparts	136
Section 12.09	GOVERNING LAW	136
Section 12.10	CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE	136
Section 12.11	WAIVER OF JURY TRIAL, ETC	137
Section 12.12	Consent by the Agents and Lenders	137
Section 12.13	No Party Deemed Drafter	138
Section 12.14	Reinstatement; Certain Payments	138
Section 12.15	Indemnification; Limitation of Liability for Certain Damages	138
Section 12.16	Records	139
Section 12.17	Binding Effect	139
Section 12.18	Highest Lawful Rate	140
Section 12.19	Confidentiality	141
Section 12.20	Public Disclosure	142
Section 12.21	Integration	142
Section 12.22	USA PATRIOT Act	142

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(B)	Facilities
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(f)	Litigation; Commercial Tort Claims
Schedule 6.01(i)	ERISA
Schedule 6.01(l)	Nature of Business
Schedule 6.01(o)	Real Property
Schedule 6.01(p)	Employee and Labor Matters
Schedule 6.01(q)	Environmental Matters
Schedule 6.01(r)	Insurance
Schedule 6.01(u)	Intellectual Property
Schedule 6.01(v)	Material Contracts
Schedule 6.01(ee)	Locations of Collateral
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Notice of Borrowing
Exhibit D	[Reserved]
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Notice of Conversion or Continuation
Exhibit 2.09(d)	Forms of U.S. Tax Compliance Certificate

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FINANCING AGREEMENT

Financing Agreement, dated as of March 10, 2023, by and among Unique Logistics International, Inc., a Nevada corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages hereto (together with Parent and each other Person that executes a joinder agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), CB Agent Services LLC, a Delaware limited liability company (“CB Agent”), as origination agent (in such capacity, together with its successors and assigns in such capacity, the “Origination Agent”), Alter Domus (US) LLC, a Delaware limited liability company (“Alter Domus”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Alter Domus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of (a) an Initial Term Loan to the Borrowers in the aggregate principal amount of $4,210,526.32 on the Effective Date and (b) a delayed draw term loan facility extended to the Borrowers in an aggregate principal amount not to exceed $14,789,473.68. The proceeds of such loans shall be used as set forth in Section 6.01(s). The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Accounts Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including rights to receive payment in respect of accounts, general intangibles, bank and non-bank credit cards, and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Acquisition” means the acquisition (whether by means of a merger, amalgamation, consolidation or otherwise) by a Person of all of the Equity Interests of, or all or substantially all of the assets of (or any division or business line of), any other Person.

“Action” has the meaning specified therefor in Section 12.12.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Borrower” has the meaning specified therefor in Section 4.05.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto.

“Agent Fee Letter” means that certain fee letter dated as of the Effective Date by and among the Borrowers and the Agents, as it may be amended, modified or amended and restated from time to time.

“Agreement” means this Financing Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Alternate Credit Facility” means a senior secured credit facility that refinances the Revolving Credit Facility on terms and conditions reasonably acceptable to the Agents.

“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.

“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).

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“Applicable Margin” means, as of any date of determination, with respect to the interest rate of any Term Loan that is (a) a Base Rate Loan or any portion thereof, 9.00% per annum or (b) a SOFR Loan or any portion thereof, 10.00% per annum.

“Applicable Premium” has the meaning specified in the Origination Fee Letter.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and consented (as applicable) and accepted by the Administrative Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president, executive vice president, vice president, secretary or assistant secretary of such Person or any other officer of such Person designated as an “Authorized Officer” by any of the foregoing officers in a writing delivered to the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d).

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Base Rate” means, for any period, the greatest of (a) 3.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

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“Base Rate Loan” means each portion of a Term Loan that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent (in consultation with the Required Lenders) for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent, the Required Lenders and the Administrative Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, the Required Lenders and the Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

4

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors or managing member or members, as applicable, of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Capital Expenditures” means, with respect to any Person for any period, the sum of, without duplication, (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period; and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person; provided, that the term “Capital Expenditures” shall not include any such expenditures which constitute (i) expenditures by a Loan Party made in connection with the replacement, substitution or restoration of such Loan Party’s assets pursuant to Section 2.05(c)(vi) from the Net Cash Proceeds of Dispositions and Extraordinary Receipts consisting of insurance proceeds or condemnation awards, (ii) a Permitted Acquisition, (iii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), and (iv) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

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“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof and (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development.

“Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“CB Agent” has the meaning specified therefor in the preamble hereto.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

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“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, interpretations or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, promulgated or implemented.

“Change of Control” means the earliest to occur of:

(a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 35% of the aggregate outstanding voting or economic power of the Equity Interests of the Parent; or

(c) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than (i) in connection with any transaction permitted pursuant to Section 7.02(c)(i) and (ii) nominal minority holdings in Foreign Subsidiaries in accordance with applicable Requirements of Law), free and clear of all Liens (other than Permitted Specified Liens).

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitments” means, with respect to each Lender, such Lender’s Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit E, duly executed by an Authorized Officer of the Parent.

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“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.08 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated).

“Consolidated EBITDA” means, with respect to any Person for any period:

(a) the Consolidated Net Income of such Person for such period, plus

(b) without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:

(i) any provision for United States federal income taxes or other taxes measured by net income (including any Permitted Restricted Payments described in clause (a) of the definition thereof paid during or with respect to such period),

(ii) Consolidated Net Interest Expense and all scheduled loan servicing fees and other fees in respect of Indebtedness of such Person or any of its Subsidiaries paid or payable during such period,

(iii) any loss from extraordinary (as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01) items,

(iv) any depreciation and amortization expense,

(v) any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),

(vii) payments of reasonable and customary fees, expenses and indemnities paid to the Board of Directors of Parent,

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(viii) reasonable and customary transaction fees, costs and expenses incurred in connection with the Transactions, and

(ix) other amounts approved by the Administrative Agent or the Required Lenders in their respective reasonable discretion,

minus

(c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i) any credit for United States federal income taxes or other taxes measured by net income,

(ii) any gain from extraordinary (as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01) items,

(iii) any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(iv) any other non-cash gain, including any change in a derivative charge or reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interest, and

(v) net income attributable to non-controlling interests;

in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income (or loss) of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary and (b) the net income (or loss) of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

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“Consolidated Revenue” means, with respect to the Loan Parties and their Subsidiaries for any period, the consolidated amount of revenue set forth on the income statement delivered to the Administrative Agent in accordance with Section 7.01(a)(i) for the most recently ended period calculated.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or threatened (in writing) to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Required Lenders and the Collateral Agent, among the Collateral Agent, the Revolving Lender, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to, grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

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“Corresponding Debt” has the meaning specified therefor in Section 12.26(b).

“Current Value” has the meaning specified therefor in Section 7.01(m).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (in consultation with the Required Lenders) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, compromise, receivership, insolvency, reorganization, or similar debtor relief law (including, without limitation, any proceeding under applicable corporate law seeking a compromise or arrangement of, or relief from, any debts of the corporation or a stay of proceedings to enforce any of the claims of the corporation’s creditors against it) of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within 2 Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Administrative Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.

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“Delayed Draw Term Loan” means, collectively, the Delayed Draw Term Loan A and the Delayed Draw Term Loan B.

“Delayed Draw Term Loan A” means, collectively, the loans made by the Delayed Draw Term Loan A Lenders to the Borrowers after the Effective Date pursuant to Section 2.01(a)(ii).

“Delayed Draw Term Loan A Commitment” means, with respect to each Lender, the commitment of such Lender to make a Delayed Draw Term Loan A to the Borrowers in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Delayed Draw Term Loan A Lender” means a Lender with a Delayed Draw Term Loan A Commitment or a Delayed Draw Term Loan A.

“Delayed Draw Term Loan A Pro Rata Share” means, with respect to a Lender’s obligation to make the Delayed Draw Term Loan A pursuant to such Lender’s Delayed Draw Term Loan A Commitment, the percentage obtained by dividing (a) such Lender’s Delayed Draw Term Loan A Commitment, by (b) the Total Delayed Draw Term Loan A Commitment.

“Delayed Draw Term Loan B” means, collectively, the loans made by the Delayed Draw Term Loan B Lenders to the Borrowers after the Effective Date pursuant to Section 2.01(a)(iii).

“Delayed Draw Term Loan B Commitment” means, with respect to each Lender, the commitment of such Lender to make a Delayed Draw Term Loan B to the Borrowers in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

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“Delayed Draw Term Loan B Lender” means a Lender with a Delayed Draw Term Loan B Commitment or a Delayed Draw Term Loan B.

“Delayed Draw Term Loan B Pro Rata Share” means, with respect to a Lender’s obligation to make the Delayed Draw Term Loan B pursuant to such Lender’s Delayed Draw Term Loan B Commitment, the percentage obtained by dividing (a) such Lender’s Delayed Draw Term Loan B Commitment, by (b) the Total Delayed Draw Term Loan B Commitment.

“Delayed Draw Term Loan Commitment” means, with respect to each Lender, such Lender’s Delayed Draw Term Loan A Commitment and/or such Lender’s Delayed Draw Term Loan B Commitment, as applicable.

“Delayed Draw Term Loan Commitment Termination Date” means the earliest to occur of (a) the Final Maturity Date, (b) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Section 2.01(b) or 2.05(a)(ii), (c) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 9.01, (d) the date that is nine (9) months after the Effective Date, and (e) solely with respect to the Delayed Draw Term Loan A Commitments, the date the Loan Parties incur at least $5,000,000 of additional liquidity pursuant to an Alternative Credit Facility.

“Delayed Draw Term Loan Lender” means a Delayed Draw Term Loan A Lender and/or a Delayed Draw Term Loan B Lender.

“Delayed Draw Term Loan Pro Rata Share” means a Lender’s Delayed Draw Term Loan A Pro Rata Share and/or Delayed Draw Term Loan B Pro Rata Share.

“Delayed Draw Term Loan Unused Line Fee” has the meaning specified therefor in Section 2.06(b).

“Disbursement Letter” means a disbursement letter, in form and substance satisfactory to the Required Lenders and the Agents, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells (including, without limitation, any Sale and Leaseback Transaction), assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d), any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.

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“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations (other than Contingent Indemnity Obligations) and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Final Maturity Date.

“Disqualified Lender” means (a) those Persons who are competitors of Holdings and its Subsidiaries that are separately identified in writing to the Agents from time to time, and (b) any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an affiliate of an operating company so long as such affiliate is a bona fide debt fund) that are either (i) identified in writing to the Agents from time to time or (ii) clearly identifiable on the basis of such Affiliate’s name.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EBITDA Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness of such Person and its Subsidiaries as of the end of such period minus Qualified US Cash in an amount not to exceed $3,000,000, to (b) Consolidated EBITDA of such Person and its Subsidiaries for such‾ period.1

“Effective Date” has the meaning specified therefor in Section 5.01.

“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to, but excluding, solely to the extent no Loan Party or any Subsidiary has any further obligations thereunder, workers’ compensation, unemployment compensation and other programs that are required under Requirements of Law and maintained by any Governmental Authority.

1 ~~NTD: Business parties to discuss.~~

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“Environmental Claim” means any action, suit, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication, from any Person or Governmental Authority relating to or arising out of any threatened, alleged or actual (a) violation of, non-compliance with, or liability under, any Environmental Law, or (b) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.

“Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources, human health or safety, or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.

“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any Environmental Claim, (b) any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, (c) any actual, alleged or threatened Release of, or exposure to, Hazardous Materials, (d) any Remedial Action, (f) any adverse environmental condition or (g) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing (a)-(f).

“Environmental Lien” means any Lien in favor of any Governmental Authority arising out of any Environmental Liability.

“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (unless waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (k) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (l) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (m) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (n) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (o) the occurrence of any Foreign Plan Event.

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“Erroneous Payment” has the meaning specified therefor in Section 10.18.

“Event of Default” has the meaning specified therefor in Section 9.01.

“Excess Cash Flow” means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(b), Section 2.05(c)(i) or, to the extent the proceeds of the applicable prepayment events did not increase Consolidated Net Income and were not otherwise added to the calculation of Consolidated EBITDA, Sections 2.05(c)(ii), 2.05(c)(iii) and 2.05(c)(iv)) on the Term Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income or other taxes paid in cash by such Person and its Subsidiaries for such period, (vi) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA for such period, (vii) cash amounts which may not be distributed by a Subsidiary either directly or indirectly to the Parent because of local Requirements of Law (including foreign law or regulatory requirements) provided that, the Loan Parties shall use, and cause the applicable Subsidiaries to use, commercially reasonable efforts to take promptly all actions reasonably required by such requirements of law or such regulatory requirements to permit such distribution; and provided, further, that, if and to the extent any such distribution ceases to be prohibited or delayed by applicable local requirements of law or applicable regulatory requirements, the Loan Parties shall reasonably promptly distributed, or cause to be distributed, an amount equal to such cash amounts to the Parent, and the Loan Parties shall reasonably promptly distribute such cash amounts to Parent, and (viii) projected cash requirements for operating expenses relating to strategic projects mutually approved among the Origination Agent and the Administrative Borrower, such approval not to be unreasonably withheld, for each period that is nine (9) months from the date of the applicable payment pursuant to Section 2.05(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) any deposit account holding cash in trust or escrow pursuant to arrangements permitted by this Agreement, (c) any deposit account established or maintained from time to time to solely hold cash subject to a Permitted Lien (exclusive of Liens securing the Obligations) or as collateral or security for any obligation not prohibited by this Agreement, and (c) any Petty Cash Accounts.

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“Excluded Equity Issuance” means (a) in the event that the Parent or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to the Parent or such Subsidiary, as applicable, (b) the issuance of Equity Interests by the Parent to any Person that is an equity holder of the Parent prior to such issuance (an “Equity Holder”) so long as such Equity Holder did not acquire any Equity Interests of the Parent so as to become an Equity Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Equity Holder, (c) issuance of Equity Interests in connection with the SPAC Transaction, (d) the issuance of Equity Interests of the Parent to directors, officers and employees of the Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of the Parent, (e) the issuance of Equity Interests of the Parent in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition, and (f) the issuance of Equity Interests by a Subsidiary of the Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) through (e) above.

“Excluded Subsidiary” means (a) a CFC, (b) any Subsidiary of a CFC, (c) any Person whose sole assets (other than a de minimis amount) are equity interests (or equity interests and indebtedness) of one or more CFCs and (d) any other Foreign Subsidiary reasonably acceptable to the Collateral Agent and the Required Lenders; provided that immediately upon the effectiveness of any amendment of the Internal Revenue Code to allow any such Person described in this clauses (a) or (c) to guarantee the Obligations, without adverse tax consequences to the Parent and its Subsidiaries, such Person shall not be an Excluded Subsidiary and (unless the Collateral Agent (acting at the direction of the Required Lenders) consents otherwise in writing) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and (d) any withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation, (a) foreign, United States, state, or local tax refunds; (b) pension plan reversions, (c) proceeds of property or casualty insurance, other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds (provided that proceeds from any other insurance, including, without limitation, liability insurance, directors and officer insurance, and so long as no Event of Default has occurred and is continuing, business interruption insurance, shall not constitute Extraordinary Receipts), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments, other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person, and (g) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement including, without limitation, the ULHL Acquisition Agreement.

“Facility” means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.

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“FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three major banks of recognized standing selected by it.

“Final Maturity Date” means March 10, 2026, or, if such day is not a Business Day, the succeeding Business Day.

“Financial Statements” means:

(a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended May 31, 2021, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended; and

(b) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the 19 months ended December 31, 2022, and the related consolidated statement of operations, shareholder’s equity and cash flows for the 13 months then ended.

“First Amendment” means that certain Waiver and Amendment No. 1 to Financing Agreement, dated as of September 13, 2023, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on May 31 of each year.

“Fixed Charge Coverage Ratio” means, for any measurement period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period minus the sum of (i) unfinanced Capital Expenditures made in cash by the Parent and its Subsidiaries for such period, plus (ii) income taxes paid in cash by the Parent and its Subsidiaries for such period, plus (iii) payments made in respect of Consolidated Net Interest Expense by the Parent or its Subsidiaries for such period, to (b) the sum of (i) the current scheduled principal payments in respect of Indebtedness of the Parent and its Subsidiaries for such period, plus (ii) Consolidated Net Interest Expense paid in cash by the Parent and its Subsidiaries for such period.

“Floor” means a rate of interest equal to 2.00%.

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“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia; provided however, Foreign Plan shall exclude workers’ compensation, unemployment compensation and other programs that are required under Requirements of Law and maintained by any Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any material liability by any Loan Party or any Subsidiary under any law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any material liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary of any material fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law.

“Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.

“Foreign Subsidiary” means any Subsidiary of the Parent that is not a Domestic Subsidiary.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“Governing Documents” means, (a) with respect to any corporation or company, the certificate or articles of incorporation, amalgamation or continuation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership agreement, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other governmental, public, quasi-governmental, political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, authority, division or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 5.02(h), Section 5.03 and Section 7.01(b), or otherwise, all or any part of the Obligations, in each case, other than any Excluded Subsidiary.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof, as applicable and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means any element, material, substance, waste, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or solid waste or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, per- and polyfluoroalkyl substances and mold.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 12.02(c).

“Illegality Notice” has the meaning specified therefor in Section 2.11(b).

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“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not more than 90 days past due and any earn-out, purchase price adjustment or similar obligation until such obligation is required to be reflected in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Required Lenders and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) without duplication of the underlying Indebtedness, all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that Indebtedness shall not include (i) endorsements of checks or drafts arising in the ordinary course of business, and (ii) preferred Equity Interests to the extent not constituting Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer. The amount of Indebtedness of any Person for purposes of clause (k) above shall be deemed to be equal to the lesser of (X) the aggregate unpaid amount of such Indebtedness and (Y) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith. For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Initial Term Loan” means the Term Loan made on the Effective Date by the Initial Term Loan Lenders to the Borrowers pursuant to Section 2.01(a)(i).

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

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“Initial Term Loan Lender” means a Lender with an Initial Term Loan Commitment or an Initial Term Loan.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Contracts” means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, and the Revolving Lender, as acknowledged by the Loan Parties.

“Intercreditor Agreement (Seller)” means the Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, ULHL, and the Revolving Lender, as acknowledged by the Loan Parties.

“Interest Period” means, as to any Term Loan or borrowing, the period commencing on the date of such Term Loan or borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (in each case, subject to the availability thereof), as specified in the applicable Notice of Borrowing; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Final Maturity Date, and (d) no tenor that has been removed from this definition pursuant to Section 2.12(d) shall be available for specification in such Notice of Borrowing. For purposes hereof, the date of a Term Loan or borrowing initially shall be the date on which such Term Loan or borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Term Loan or borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

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“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.

“Lender” has the meaning specified therefor in the preamble hereto.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any collateral assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Loan Document” means this Agreement, the ULHL Acquisition Collateral Assignment, the Origination Fee Letter, the Agent Fee Letter, any Control Agreement, the Disbursement Letter, any Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Intercreditor Agreement (Seller), any Joinder Agreement, any Mortgage, any Security Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Term Loan or any other Obligation.

“Loan Party” means any Borrower or Guarantor.

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“Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, liabilities, financial condition or prospects of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of any material portion of this Agreement or any other Loan Document, taken as a whole, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection (except (i) in all cases to the extent permitted or not required under the Loan Documents) or priority (subject to Permitted Liens) of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on a material portion of Collateral (except to the extent resulting from any actions or inactions on the part of the Agents), in each case taking into account all applicable insurance coverage (to the extent not disclaimed) and indemnities.

“Material Contract” means, with respect to any Person, (a) the ULHL Acquisition Agreement, (b) the other Transaction Documents and (c) any other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, including, without limitation any of the contracts set forth on Schedule 6.01(v).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, debenture, charge, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent and the Required Lenders, made by a Loan Party in favor of the Collateral Agent (for the benefit of the Agents and the Lenders, as applicable), securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years, but excluding workers’ compensation, unemployment compensation and other programs that are required under Requirements of Law and maintained by any Governmental Authority.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration but only as and when received) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only:

(a) other than in the case of any incurrence or issuance of Indebtedness, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement),

(b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith,

(c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith,

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(d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), and

(e) in the case of any Disposition or the receipt of any Extraordinary Receipts, all amounts that are set aside as a reserve (A) for adjustments in respect of the sale price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other Disposition, to the extent that in each case the funds described above in this clause (e) are (x) deposited into escrow with a third party escrow agent or set aside in a separate deposit account subject to a Control Agreement and (y) paid to the Administrative Agent as a prepayment of the applicable Obligations in accordance with the provisions of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve, in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“New Facility” has the meaning specified therefor in Section 7.01(m).

“Non-U.S. Lender” has the meaning specified therefor in Section 2.09(d).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities (including, without limitation, the PIK Loan) of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, (including, without limitation, the PIK Loan), interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“On-Site Collateral” means the Collateral, other than any portion thereof consisting of (a) mobile equipment such as laptop computers and mobile telephones in the possession of any Loan Party’s employees or agents, (b) assets out for repair, and (c) Inventory or other goods in transit.

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“Origination Agent” has the meaning specified therefor in the preamble hereto.

“Origination Fee Letter” means the fee letter, dated as of the Effective Date, among the Borrowers, CB Agent and the Agents.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parallel Debt” has the meaning specified therefor in Section 12.26(b).

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“Payment Office” means the Administrative Agent’s office located at 225 W. Washington Street, 9th Floor, Chicago, Illinois 60606, or at such other office or offices or account or accounts of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years, but excluding, solely to the extent no Loan Party or any Subsidiary has any further obligations thereunder, workers’ compensation, unemployment compensation and other programs that are required under Requirements of Law and maintained by any Governmental Authority.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent and the Required Lenders providing information with respect to the property of each Loan Party.

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“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means the ULHL Acquisition and any Acquisition by a Loan Party or any Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Term Loan, the conditions set forth in Section 5.02 shall have been satisfied;

(c) the Borrowers shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent or the Required Lenders shall reasonably request;

(d) the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(e) such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

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(f) the Borrowers shall have Qualified US Cash and Qualified Foreign Cash in an amount equal to or greater than the level then required pursuant to Section 7.03(b) immediately after giving effect to the consummation of the proposed Acquisition;

(g) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(h) the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a Permitted Business;

(i) such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

(j) any such Subsidiary (and its equity holders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and

(k) the Purchase Price payable in respect of (i) any single Acquisition or series of related Acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all Acquisitions (including the proposed Acquisition) shall not exceed $5,000,000 in the aggregate during the term of this Agreement.

“Permitted Businesses” means the business of the Loan Parties and their Subsidiaries as of the Effective Date (giving effect to the ULHL Acquisition) or a business reasonably related, ancillary, complementary or incidental thereto, and reasonable extensions thereof.

“Permitted Disposition” means:

(a) sales, transfers or other Dispositions of Inventory in the ordinary course of business;

(b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c) leasing or subleasing assets in the ordinary course of business;

(d) (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;

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(e) any involuntary loss, damage or destruction of property;

(f) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g) transfers of assets (excluding transfers of Equity Interests) (i) from the Parent or any of its Subsidiaries (other than the Borrowers) to a Loan Party (other than the Parent), and (ii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

(h) Disposition of damaged, obsolete or worn-out equipment in the ordinary course of business;

(i) Disposition of property or assets not otherwise permitted in clauses (a) through (h) above or (j) through (l) below for cash in an aggregate amount not less than the fair market value of such property or assets;

(j) use or transfer money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(k) granting Permitted Liens; and

(l) the settlement or write-off of accounts receivable or sale, discount or compromise of overdue accounts receivable for collection in the ordinary course of business consistent with past practice;

provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of dispositions under clause (i) above, do not exceed $1,000,000 in the aggregate in any Fiscal Year and (2) in all cases, are paid to the Administrative Agent for the benefit of the Agents and the Lenders as and to the extent required pursuant to the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(vi).

“Permitted Indebtedness” means:

(a) any Indebtedness owing to any Secured Party under this Agreement and the other Loan Documents;

(b) any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d) Permitted Intercompany Investments;

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(e) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(f) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g) the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(h) to the extent constituting Indebtedness, the ULHL Earn-Out;

(i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of the ULHL Acquisition and any Permitted Acquisition;

(j) Indebtedness of a Person whose assets or Equity Interests are acquired by any Borrower or any of its Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed $1,000,000 at any one time outstanding; provided, that such Indebtedness (i) is a Capitalized Lease with respect to equipment or mortgage financing with respect to a Facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;

(k) unsecured Indebtedness owing to the Seller that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such Indebtedness does not exceed $1,000,000 at any one time outstanding, (ii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Collateral Agent and the Required Lenders, and (iii) such Indebtedness is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to the Collateral Agent and the Required Lenders;

(l) unsecured Indebtedness of the Parent that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Final Maturity Date, (iv) such unsecured Indebtedness does not amortize until 12 months after the Final Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the Final Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Collateral Agent and the Required Lenders;

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(m) Subordinated Indebtedness;

(n) Revolving Indebtedness in an aggregate outstanding principal amount not to exceed the Revolving Principal Indebtedness Cap (as defined in the Intercreditor Agreement), so long as such Revolving Indebtedness is subject to the terms and conditions of the Intercreditor Agreement;

(o) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantees and similar obligations and obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business (including any letters of credit issued to landlords as deposits for leased real estate in the ordinary course of business); (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Loan Party, to the extent that such Loan Party that is obligated under such guaranty could have incurred such underlying Indebtedness;

(p) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(q) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services and other Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse arrangements, employee credit card programs and other cash management and similar arrangements, in each case, incurred in the ordinary course of business at any time outstanding; and

(r) other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(s) the ULHL Seller Notes, subject to the terms of the Intercreditor Agreement (Seller);

(t) the Alternate Credit Facility;

(u) for the avoidance of doubt, Indebtedness refinancing in its entirety the amounts owing under this Agreement;

(v) unsecured Indebtedness of any Foreign Subsidiary consisting of lines of credit loans in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding; and

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(w) additional unsecured Indebtedness in the aggregate principal amount of up to $2,500,000, provided, that such Indebtedness has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, and for the avoidance of doubt, the terms of such Indebtedness shall need not be satisfactory to the Collateral Agent and the Required Lenders.

“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party (other than the Parent), (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement and (d) a Loan Party to or in a Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $1,000,000 for any Fiscal Year and $5,000,000 for the term of this Agreement and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) the ULHL Acquisition;

(e) Investments existing on the Effective Date, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f) Permitted Intercompany Investments;

(g) Permitted Acquisitions;

(h) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $1,000,000 at any time outstanding; and

(i) [reserved].

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

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(c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d) Liens described on Schedule 7.02(a), provided further that in each case any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;

(e) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g) with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h) (A) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP, and (B) deposits of cash as support for Contractual Obligations under leases of real property entered into in the ordinary course of business;

(i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j) non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

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(k) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m) Liens assumed by Borrower and its Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness;

(n) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; and

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(p) Liens on cash deposits to secure obligations of a Loan Party or any of its Subsidiaries to landlords or sub landlords;

(q) Liens arising from precautionary financing statement filings under operating or similar leases permitted by this Agreement;

(r) Liens on cash deposits securing obligations contemplated by clause (q) of the definition of the definition of “Permitted Indebtedness”; provided that the amount of such Cash deposits in respect of such credit cards, credit card processing services, debit cards, stored value cards, purchase cards or other similar cash management services does not exceed $250,000 in the aggregate at any time; and

(s) Liens on cash held in Excluded Accounts representing customer deposits to the extent such Liens arise by Requirements of Law;

(t) Liens in favor of the Revolving Lender to secure Revolving Indebtedness permitted by clause (n) of the definition of Permitted Indebtedness, so long as such Liens are subject to the terms and conditions of the Intercreditor Agreement; and

(u) Liens securing Indebtedness incurred under the Alternate Credit Facility to the extent subject to an intercreditor agreement reasonably acceptable to the Agents.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 90 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $250,000 at any time outstanding.

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“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

(c) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

(d) the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a) any Loan Party to the Parent in amounts necessary to pay taxes and other customary expenses as and when due and owing by the Parent in the ordinary course of its business as a holding company including, for this purpose, to permit Parent to make distributions to its owners in amounts necessary for Parent’s direct and indirect owners to pay any taxes) solely as a result of Parent’s ownership and operation of its direct and indirect Subsidiaries and out-of-pocket expenses related to its compliance with or actions which are expressly permitted under the terms of this Agreement and the other Loan Documents,

(b) any Subsidiary of any Borrower to such Borrower,

(c) the Parent to pay dividends in the form of common Equity Interests,

(d) payments in respect of the ULHL Earn-Out, so long as (1) no Event of Default has occurred and is continuing or would arise immediately thereafter as a result of such payment, and (2) immediately after giving effect to such payment, the Loan Parties are in compliance on a pro forma basis with the covenants set forth in Section 7.03, in the case of the covenants set forth in Section 7.03(a) and 7.03(c), recomputed for the most recent fiscal quarter for which financial statements have been delivered.

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“Permitted Specified Liens” means non-consensual Permitted Liens.

“Person” means an individual, corporation, limited liability company, unlimited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Petty Cash Accounts” means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $50,000 for any one account and $100,000 in the aggregate for all such accounts.

“PIK Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the PIK Loan to the Borrowers in the amount in accordance with Section 2.06(c) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“PIK Loan” means, as of any date of determination, the amount of the Waiver Fee (as defined in Section 2.06(c) hereof) that has been deemed paid on the Waiver and Second Amendment Effective Date by the Origination Agent funding such amount as a Term Loan to the Borrowers in order to finance the payment of the Waiver Fee in accordance with Section 2.06(c).

“PIK Loan Lender” means a Lender with a PIK Loan Commitment or a PIK Loan.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 3.00%, or, if a rate of interest is not otherwise in effect, interest at the rate otherwise applicable to the Term Loan then outstanding prior to an Event of Default plus 3.00%.

“Pro Rata Share” means, with respect to:

(a) a Lender’s obligation to make the Initial Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Initial Term Loan Commitment, by (ii) the Total Initial Term Loan Commitment, provided that if the Total Initial Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Initial Term Loan and the denominator shall be the aggregate unpaid principal amount of the Initial Term Loan,

(b) a Lender’s obligation to make the Delayed Draw Term Loan A and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Delayed Draw Term Loan A Commitment, by (ii) the Total Delayed Draw Term Loan A Commitment, provided that if the Total Delayed Draw Term Loan A Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Delayed Draw Term Loan A and the denominator shall be the aggregate unpaid principal amount of the Delayed Draw Term Loan A,

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(c) a Lender’s obligation to make the Delayed Draw Term Loan B and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Delayed Draw Term Loan B Commitment, by (ii) the Total Delayed Draw Term Loan B Commitment, provided that if the Total Delayed Draw Term Loan B Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Delayed Draw Term Loan B and the denominator shall be the aggregate unpaid principal amount of the Delayed Draw Term Loan B, and

(d) all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s Delayed Draw Term Loan Commitment and the unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the sum of the Total Delayed Draw Term Loan Commitment and the aggregate unpaid principal amount of the Term Loans.

“Projections” means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vii).

“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of, without duplication, (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries immediately after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

“Qualified Foreign Cash” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents of Foreign Subsidiaries maintained in deposit accounts located outside the United States.

“Qualified US Cash” means, as of any date of determination, the sum of (i) on and at any time prior to 60 days after the Effective Date, the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties maintained in deposit accounts located in the United States and (ii) at any time thereafter, the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties that are maintained in deposit accounts located in the United States and subject to Control Agreements.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

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“Real Property Deliverables” means (i) in the case of real property located in the United States or any state or commonwealth thereof, each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders:

(a) a Mortgage duly executed by the applicable Loan Party,

(b) evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent and the Required Lenders, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c) a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage;

(d) a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent and the Required Lenders;

(e) a zoning report issued by a provider reasonably satisfactory to the Collateral Agent and the Required Lenders or a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable Requirements of Law, together with a copy of all certificates of occupancy issued with respect to each Facility;

(f) an opinion of counsel, satisfactory to the Collateral Agent and the Required Lenders, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent and the Required Lenders may reasonably request;

(g) a Phase I Environmental Site Assessment prepared in accordance with the United States Environmental Protection Agency Standards and Practices for “All Appropriate Inquiries” under Section 101(3)(B) of the Comprehensive Environmental Response, Compensation, and Liability Act as referenced in 40 CFR Part 312 and ASTM E-1527-13 “Standard Practice for Environmental Assessments” (“Phase I ESA” and if reasonably requested by the Collateral Agent or the Required Lenders based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment), by a nationally-recognized environmental consulting firm, reasonably satisfactory to the Collateral Agent and the Required Lenders; and

(h) such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent and the Required Lenders may reasonably require; and

(ii) in the case of other real property, such equivalent agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, as are customary and practicably obtainable in the jurisdiction in which such real property is located.

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“Recipient” means any Agent and any Lender, as applicable.

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.

“Registered Term Loans” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.

“Remedial Action” means any action (a) to correct, mitigate, or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual, alleged or threatened presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Replacement Lender” has the meaning specified therefor in Section 12.02(c).

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (d) of the definition thereof) aggregate at least 50.1%.

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“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, territorial, local, municipal, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution or return of capital, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided that the payment of management fees by any Subsidiary to the Parent shall be deemed a Restricted Payment.

“Revolving Credit Agreement” means the Revolving Purchase, Loan and Security Agreement, dated as of June 1, 2021, among the Revolving Lender and certain Loan Parties, as heretofore amended, supplemented or otherwise modified and as amended, waived, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, in each case to the extent permitted under the Intercreditor Agreement, after the date hereof in accordance with the terms of the Intercreditor Agreement.

“Revolving Facility” means the collective reference to the Revolving Credit Agreement, any Revolving Loan Document, any notes and letters of credit issued pursuant thereto and any guarantee, security agreement, patent, trademark or copyright security agreements, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, in each case to the extent permitted under the Intercreditor Agreement (unless, in the case of a refinancing or replacement, such agreement, instrument or document expressly provides that it is not intended to be and is not an Revolving Facility).

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“Revolving Indebtedness” means Indebtedness incurred by the Parent or any of its Subsidiaries owing under the Revolving Credit Agreement and the other Revolving Loan Documents.

“Revolving Lender” means TBK Bank, SSB, a Texas state savings bank, in its capacity as lender or purchaser under the Revolving Credit Agreement, together with any successors, assigns or replacements thereof.

“Revolving Loan Documents” means (a) the Revolving Credit Agreement and (b) any security agreement and any other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of the Revolving Lender in connection therewith, each as amended, restated or otherwise modified from time to time.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Germany, Canada, the federal government of Australia, or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).

“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, Her Majesty’s Treasury of the United Kingdom, Canada, the federal government of Australia or other relevant sanctions authority.

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“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Second Amendment” means that certain Waiver and Amendment No. 2 to Financing Agreement, dated as of February 5, 2024, by and among the Loan Parties, the Agents, the Origination Agent, the Lenders and the other Persons party thereto.

“Secured Party” means any Agent and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means a Security Agreement (other than a Mortgage), in form and substance satisfactory to the Collateral Agent and the Required Lenders, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.

“SPAC Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 18, 2022 (~~and as in effect on the Effective Date~~as amended, restated, amended and restated or otherwise modified from time to time), by and among Edify Acquisition Corp., a Delaware corporation, Edify Merger Sub, Inc., a Nevada corporation, and the Parent.

“SPAC Transaction” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 18, 2022 (and as in effect on the Effective Date), by and among Edify Acquisition Corp., a Delaware corporation, Edify Merger Sub, Inc., a Nevada corporation, and the Parent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any borrowing, the SOFR Loans comprising such borrowing.

“SOFR Loan” means a Term Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

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“Solvent” means, (i) with respect to any Person (or group of Persons on a consolidated basis) on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person (or such group of Persons, on a consolidated basis), (b) the present fair salable value of the assets of such Person (or such group of Persons, on a consolidated basis) is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured in the normal course of business, (c) such Person (or such group of Persons, on a consolidated basis) is able pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person (or such group of Persons, on a consolidated basis) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person (or, on a consolidated basis, such group of Persons) would have unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, unlimited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” and “Term Loans” means the Initial Term Loan and/or the Delayed Draw Term Loan and/or the PIK Loan, individually or collectively, as the context requires, made by the Term Loan Lenders to the Borrowers pursuant to Section 2.01(a) and Section 2.06(c).

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“Term Loan Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, PIK Loan Commitment, or Delayed Draw Term Loan Commitment.

“Term Loan Lender” means a Lender with a Term Loan Commitment or a Term

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Loan. Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 6:00 a.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Term Loan and (if applicable) Interest Period therefor:

Base Rate Loans: 0.11448%

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SOFR Loans:

Interest Period	Percentage
One month	0.11448%
Three months	0.26161%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the first date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitments of the Lenders are terminated.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent and the Required Lenders, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent and the Required Lenders, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent and the Required Lenders, delivered to the Collateral Agent.

“Total Delayed Draw Term Loan Commitment” means the sum of the amounts of the Lenders’ Delayed Draw Term Loan Commitments.

“Total Initial Term Loan Commitment” means the sum of the amounts of the Lenders’ Initial Term Loan Commitments.

“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.

“Transaction Documents” means the Loan Documents and the ULHL Acquisition Documents.

“Transactions” means, collectively, the transactions to occur on or about the Effective Date pursuant to the Transaction Documents, including (a) the consummation of the ULHC Acquisition pursuant to the ULHC Acquisition Documents, (b) the execution, delivery and performance of the Loan Documents and the making of the Term Loans hereunder, and (c) the payment of all fees and expenses owing in connection with the foregoing.

“ULHL” means Unique Logistics Holdings Limited, a Hong Kong corporation.

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“ULHL Acquisition” means the acquisition of the ULHL Acquisition Assets pursuant to the ULHL Acquisition Agreement.

“ULHL Acquisition Agreement” means that certain Stock Purchase Agreement, dated as of April 28, 2022, by and between ULHL and Parent, as in effect on the Effective Date.

“ULHL Acquisition Assets” means all of the Equity Interests proposed to be purchased by Parent pursuant to the ULHL Acquisition Agreement.

“ULHL Acquisition Collateral Assignment” means the Collateral Assignment of ULHL Acquisition Documents, dated as of the Effective Date, and in form and substance satisfactory to the Required Lenders and the Collateral Agent, made by Parent in favor of the Collateral Agent.

“ULHL Acquisition Documents” means the ULHL Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith.

“ULHL Earn-Out” means that certain earn-out payment payable to Unique Logistics Holdings Limited in accordance with Section 3.03 of the ULHL Acquisition Agreement as in effect on the Effective Date.

“ULHL Seller Notes” means (i) that certain Promissory Note, issued by the Parent to ULHL, dated in February 21, 2023, in the initial principal amount of $2,500,000, due on June 30, 2023, (ii) that certain Promissory Note, dated in February 21, in the initial principal amount of $5,000,000, issued by the Parent to ULHL, due on June 30, 2023, (iii) that certain Promissory Note, dated in February 21, 2023 in the initial principal amount of $2,000,000, issued by the Parent to ULHL, due on February 21, 2024, (iv) that certain Promissory Note, dated in February 21, 2023 in the initial principal amount of $1,000,000, issued by the Parent to ULHL, due on June 30, 2023 or earlier as provided therein, (v) that certain Promissory Note, dated in February 21, 2023 in the initial principal amount of $2,000,000, issued by the Parent to ULHL, due on June 30, 2023 or earlier as provided therein, (vi) that certain Promissory Note, dated in February 21, 2023 in the initial principal amount of $1,000,000, issued by the Parent to ULHL, due on February 21, 2025, and (vii) that certain Promissory Note, dated in February 21, 2023 in the initial principal amount of $5,000,000, issued by the Parent to ULHL, due on April 7, 2023.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

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“Waiver and Second Amendment Effective Date” has the meaning specified in the Second Amendment.

“WARN” has the meaning specified therefor in Section 6.01(p).

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, whether or not expressly stated in such instance. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03 Certain Matters of Construction. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing or cured (in the case of an Event of Default, solely in accordance with express cure rights provided for under any Loan Document, including Section 7.03) pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement or otherwise remedied prior to becoming an Event of Default; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders (or by each Lender affected thereby, or by all Lenders, as applicable, to the extent required pursuant to Section 12.02). Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent (or any subagent or designee or delegee of any Agent), any agreement entered into by any Agent (or any subagent or designee or delegee of any Agent) pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent (or any subagent or designee or delegee of any Agent) pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent (or any subagent or designee or delegee of any Agent), shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, unless otherwise indicated, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

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Section 1.04 Accounting and Other Terms.

(a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied.

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(b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the Effective Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Whenever any action or delivery to be taken or made under this Agreement or any other Loan Document shall be stated to be due on a day other than a Business Day, such action or delivery shall be deemed to be due on the next succeeding Business Day.

Section 1.06 Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.

Section 1.07 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II

THE LOANS

Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i) each Initial Term Loan Lender severally agrees to make the Initial Term Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Initial Term Loan Commitment and the Initial Term Loan of all Initial Term Loan Lenders made on the Effective Date shall be in an aggregate principal amount not to exceed the Total Initial Term Loan Commitment;

(ii) each Delayed Draw Term Loan A Lender agrees, severally and not jointly, to make from time to time after the Effective Date and prior to the Delayed Draw Term Loan A Commitment Termination Date, the Delayed Draw Term Loan A to the Borrowers in an aggregate principal amount not to exceed the lesser of (A) its undrawn Delayed Draw Term Loan A Pro Rata Share of such Delayed Draw Term Loan A and (B) its Delayed Draw Term Loan A Commitment; and

(iii) each Delayed Draw Term Loan B Lender agrees, severally and not jointly, to make from time to time after the Effective Date and prior to the Delayed Draw Term Loan Commitment Termination Date, the Delayed Draw Term Loan B to the Borrowers in an aggregate principal amount not to exceed the lesser of (A) its undrawn Delayed Draw Term Loan B Pro Rata Share of such Delayed Draw Term Loan B and (B) its Delayed Draw Term Loan B Commitment; provided, that up to $3,500,000 of the Delayed Draw Term Loan B shall be in the form of cash and $6,651,315.79 of the Delayed Draw Term Loan B shall be in the form of a note (the “Delayed Draw Term Loan B Note”); provided further, that, the DDTL Increase 1 (as defined in the First Amendment) shall be reduced on a dollar-for-dollar basis to the amounts held in the cash trust for the SPAC Transaction on the date that the SPAC Transaction is consummated; provided further, that, the Borrower acknowledges and agrees that the full amount of the Delayed Draw Term Loan B shall be requested as a single advance in the applicable Notice of Borrowing. For the purposes of the Register, the Delayed Draw Term Loan B Lenders and the Borrower acknowledge and agree that, (i) the Delayed Draw Term Loan B Note shall be deemed as funded as of the date set forth in the applicable Notice of Borrowing and (ii) in connection therewith the Administrative Agent shall deem the Delayed Draw Term Loan B funded in the amount of the $6,651,315.79 as of such date and shall make the appropriate recordations in the Register. The Required Lenders shall provide written notice to the Administrative Agent for any reduction in the Delayed Draw Term Loan B Commitments.

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(b) Notwithstanding the foregoing, the aggregate principal amount of the Initial Term Loan made on the Effective Date shall not exceed the Total Initial Term Loan Commitment. The aggregate principal amount of the Delayed Draw Term Loan made after the Effective Date and prior to the Delayed Draw Term Loan Commitment Termination Date shall not exceed the Total Delayed Draw Term Loan Commitment. The Total Delayed Draw Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Delayed Draw Term Loan by an amount equal to the amount of such Delayed Draw Term Loan. Each Lender’s Delayed Draw Term Loan Commitment shall be permanently reduced immediately and without further action upon the funding of each Delayed Draw Term Loan by an amount equal to such Lender’s Delayed Draw Term Loan Pro Rata Share of such Delayed Draw Term Loan. The Total Delayed Draw Term Loan Commitment and each Lender’s Delayed Draw Term Loan Commitment shall terminate immediately and without further action on the Delayed Draw Term Loan Commitment Termination Date or upon the funding of the Delayed Draw Term Loan. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

Section 2.02 Making the Term Loans.

(a) The Administrative Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is (x) 1 Business Day prior to the date of the proposed Initial Term Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Term Loan) and (y) on the date which is 15 Business Days prior to the date of the proposed Delayed Draw Term Loan (or such shorter period as the Administrative Agent is willing, in its sole discretion, to accommodate from time to time). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Term Loan, (ii) whether such Term Loan requested is the Initial Term Loan or a Delayed Draw Term Loan, (iii) whether such Term Loan is requested to be a Base Rate Loan or a SOFR Loan and, in the case of a SOFR Loan, the Interest Period with respect thereto, (iv) the use of the proceeds of such proposed Term Loan, (v) the proposed borrowing date, which must be a Business Day, and, with respect to the Initial Term Loan, must be the Effective Date, and (vi) the wiring instructions for the dispersal of such Term Loan. The Administrative Agent and the Lenders may act without liability upon the basis of written notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable (provided that such notice may provide that it is conditioned upon a specified event, in which case, such notice may be revoked or extended by written notice delivered to the Administrative Agent by the Administrative Borrower if any such condition is not satisfied) and the Borrowers shall be bound to make a borrowing in accordance therewith. The Delayed Draw Term Loan A shall be made in an amount equal to $5,000,000. Each Delayed Draw Term Loan B shall be made in a minimum amount of $500,000 (or the remaining amount of the aggregate Delayed Draw Term Loan B Commitments if such amount is less than $500,000) and shall be in an integral multiple of $500,000. Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Term Loan. Each applicable Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds by wire transfer to the Payment Office not later than 1:00 p.m. on the Business Day specified in the applicable Notice of Borrowing. Upon receipt of all requested funds, the Administrative Agent shall make all funds so received by it available to the Borrowers by wire transfer in like funds as received by the Administrative Agent in accordance with the relevant Notice of Borrowing.

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(c) Except as otherwise provided in this Section 2.02(c), all Term Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Initial Term Loan Commitment or the Total Delayed Draw Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Term Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Term Loan requested hereunder, and each Lender shall be obligated to make the Term Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Each applicable Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds by wire transfer to the Payment Office not later than 1:00 p.m. on the Business Day specified in the applicable Notice of Borrowing. Upon receipt of all requested funds, the Administrative Agent shall make all funds so received by it available to the Borrowers by wire transfer in like funds as received by the Administrative Agent in accordance with the relevant Notice of Borrowing.

Section 2.03 Repayment of Term Loans; Evidence of Debt.

(a) The outstanding principal amount of (i) the Initial Term Loan shall be repayable (1) on August 31, 2023 and November 30, 2023, in an amount equal to 1.25% of the principal amount of the Initial Term Loan, (2) on February 29, 2024, May 31, 2024, August 31, 2024 and November 30, 2024, in an amount equal to 2.50% of the principal amount of the Initial Term Loan and (3) on February 28, 2025, May 31, 2025, August 31, 2025, November 30, 2025, and February 28, 2026 in an amount equal to 3.75% of the principal amount of the Initial Term Loan and (ii) any funded Delayed Draw Term Loan shall be repayable (1) on August 31, 2023 and November 30, 2023, in an amount equal to 1.25% of the funded principal amount of such Delayed Draw Term Loan, (2) on February 29, 2024, May 31, 2024, August 31, 2024 and November 31 2024, in an amount equal to 2.50% of the funded principal amount of such Delayed Draw Term Loan and (3) on February 28, 2025, May 31, 2025, August 31, 2025, November 30, 2025 and February 28, 2026, in an amount equal to 3.75% of the funded principal amount of such Delayed Draw Term Loan. Subject to any fees set forth in the Origination Fee Letter, the remaining outstanding principal amount of the Term Loans shall be repayable on the earliest of (A) the Final Maturity Date and (B) the date on which the Term Loans are declared due and payable pursuant to the terms of this Agreement. Notwithstanding the foregoing, the scheduled principal payments of this Section 2.03(a) shall not be applicable to the PIK Loan, which shall be due in full at maturity.

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(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Term Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(e) Any Lender may request that Term Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable such Lender and its registered assigns in a form furnished by the applicable Lender and reasonably acceptable to the Administrative Borrower. Thereafter, the Term Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

Section 2.04 Interest.

(a) Term Loan. Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Term Loan (including, without limitation, the PIK Loan) or any portion thereof shall be either a Base Rate Loan or a SOFR Loan. Each portion of a Term Loan that is a Base Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Base Rate plus the Applicable Margin, and each portion of the Term Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Term Loan until repaid, at a rate per annum equal to Adjusted Term SOFR for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin.

(b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, automatically upon the occurrence and during the continuance of any Event of Default, the principal of (including the PIK Loan, if applicable), and all accrued and unpaid interest on, all Term Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is waived in writing or cured in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate. All interest and other amounts payable pursuant to this Section 2.04(b) shall be payable on demand at the election of the Required Lenders.

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(c) Interest Payment. Interest on each Term Loan shall be payable monthly, in arrears, on the first Business Day of each month, commencing on the first Business Day of the month following the month in which such Term Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

(d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

Section 2.05 Reduction of Commitment; Prepayment of Term Loans.

(a) Reduction of Commitments.

(i) Initial Term Loan. The Total Initial Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.

(ii) Delayed Draw Term Loan.

(A) The Total Delayed Draw Term Loan Commitment shall terminate on the Delayed Draw Term Loan Commitment Termination Date.

(B) [Reserved].

(C) In addition, the Delayed Draw Term Loan Commitment of each Lender shall be reduced or terminated, as applicable, in accordance with Section 2.01(b).

(b) Optional Prepayment.

(i) Term Loan. The Borrowers may, at any time and from time to time, upon at least 5 Business Days’ prior written notice to the Administrative Agent (which such notice will be delivered no later than 1:00 p.m. New York time on any such date), prepay the principal of the Term Loans, in whole. Each prepayment made pursuant to this Section 2.05(b) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any.

(ii) Termination of Agreement. The Borrowers may, upon at least 20 days prior written notice to the Administrative Agent (which such notice will be delivered no later than 1:00 p.m. New York time on any such date), terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (other than Contingent Indemnity Obligations), in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations (other than Contingent Indemnity Obligations), in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.

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(iii) No Make-Whole Amount Due. For the avoidance of doubt, notwithstanding any other provision of this Agreement, the Origination Fee Letter or any other Loan Document, no Make-Whole Amount shall be owing or payable by the Borrowers in respect of any payment, prepayment or repayment of the Term Loans occurring pursuant to this Section 2.05(b) on or prior to the date that is nine (9) months following the Effective Date.

(c) Mandatory Prepayment.

(i) (A) On or before the date required for the delivery to the Agents and the Lenders of the financial statements pursuant to Section 7.01(a)(ii), commencing with the delivery to the Agents and the Lenders of the financial statements for May 31, 2024 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(ii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(ii), the Borrowers shall prepay the outstanding principal amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to 25% of the Excess Cash Flow of the Parent and its Subsidiaries for the period of three consecutive months ending on the last date of such fiscal quarter (such payment made pursuant to this clause (i)(A), a “Quarterly Excess Cash Flow Payment”) and (B) on or before the date required for the delivery to the Agents and the Lenders of the financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended May 31, 2024 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), on the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to the total of (I) 50% of the Excess Cash Flow of the Parent and its Subsidiaries for the period of four consecutive quarters ending on the last date of such Fiscal Year (or, in the case of the Fiscal Year ended May 31, 2023, for the period commencing on the Effective Date and ending on May 31, 2023), minus (II) the sum of (1) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 2.05(b) for such Fiscal Year and (2) the aggregate amount of all Quarterly Excess Cash Flow Payments made in such Fiscal Year.

(ii) Within three (3) Business Days of any Disposition that qualifies as Permitted Dispositions under clauses (h) or (i) of the definition of Permitted Disposition by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to 100% of such excess Net Cash Proceeds received by such Person in connection with such Disposition. Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(iii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Term Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

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(iv) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Term Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(v) Notwithstanding the foregoing, (x) with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries not in excess of $250,000 in the aggregate in any Fiscal Year in connection with Dispositions or the receipt of Extraordinary Receipts consisting of insurance proceeds, casualty events or condemnation awards, there shall be no obligation to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), and (y) with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds, casualty events or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, up to $250,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person’s business, provided that, (A) no Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within 5 days after such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) any such Net Cash Proceeds received by a Loan Party in a jurisdiction where Control Agreements are required to be implemented are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv), as applicable.

(d) Application of Payments. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e) Ratable Application. Any prepayment made pursuant to this Section 2.05 shall be applied ratably against (i) principal obligations of the Term Loans and the installments thereof in the inverse order of maturity, (ii) accrued interest on the principal amount being prepaid to the date of prepayment, (iii) any Funding Losses payable pursuant to Section 2.08 and (iv) fees, if any, payable in connection with such prepayment of the Term Loans to the extent required under the Origination Fee Letter.

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(f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

(g) Notice of Payments. Administrative Borrower shall provide written notice to the Administrative Agent of any payments made pursuant to Section 2.05(c) by at least 12:00 p.m. one Business Day prior to the proposed prepayment date, which notice shall state pursuant to which paragraph of Section 2.05(c) the prepayment is being made and contain a reasonable calculation thereof; provided that no failure to delivery such notice and/or calculation shall constitute a Default or Event of Default to the extent the subject payment is timely made.

Section 2.06 Fees

(a) Origination Fee Letter. As and when due and payable under the terms of the Origination Fee Letter, the Borrowers shall pay the fees set forth in the Origination Fee Letter.

(b) Agent Fee Letter. As and when due and payable under the terms of the Agent Fee Letter, the Borrowers shall pay the fees set forth in the Agent Fee Letter.

(c) Waiver Fee. The Borrowers shall be required to pay Administrative Agent, for the benefit of the Origination Agent, a non-refundable fee in an aggregate amount equal to $3,000,000 (the “Waiver Fee”), which shall be deemed fully earned on the Waiver and Second Amendment Effective Date and shall be deemed paid on the Waiver and Second Amendment Effective Date by the Origination Agent funding an additional Term Loan to the Borrowers (the “PIK Loan”), the Administrative Agent shall deem the PIK Loan funded and make the appropriate recordations in the Register. The proceeds of the PIK Loan shall be applied to fund payment of the Waiver Fee, and thereafter the PIK Loan shall be considered to be part of the “Term Loans” under this Agreement and secured by the Collateral under the Security Agreement and the other Loan Documents and shall bear interest and constitute Term Loans hereunder and shall constitute Obligations under this Agreement and the other Loan Documents from and after the Waiver and Second Amendment Effective Date and (III) the Origination Agent or its designee shall receive warrants, in form and substance satisfactory to the Origination Agent, entitling the holder thereof to purchase a number of shares of the Parent’s (or any direct or indirect parent holding company) voting Equity Interest equal to the greater of (i) seven percent (7%) of enterprise value (as calculated in a manner to be mutually agreed and acceptable to the Origination Agent and the Parent, but in no event shall enterprise value be greater than the value of the consideration received by Parent in the event of a sale of 100% of the Equity Interests of Parent) on a fully diluted basis and (ii) $7,000,000, on terms, conditions and in a form reasonably acceptable to Origination Agent, and having an exercise price of $0.01 per share (collectively, the “Warrants”). The Warrants shall be immediately detachable and shall include customary anti-dilution, voting, registration, tag-along and drag-along rights acceptable to the Origination Agent. The anti-dilution provisions applicable to the Warrants shall at no time be less favorable to the holder thereof than those accorded by the Parent (or any direct or indirect parent holding company) to any other Person on or after the Effective Date. The Warrants shall be exercisable for a period of 7.5 years. In connection with the funding of the PIK Loan, the Origination Agent shall (or, at its election in writing to the Borrower and Administrative Agent, its Affiliates and/or Related Funds, as each such Affiliate and/or Related Fund is set forth in writing to the Borrower and the Administrative Agent (and if an Affiliate and/or Related Fund is not currently a Lender, the Origination Agent shall cause such Affiliate and/or Related Fund to deliver to the Administrative Agent an administrative questionnaire (in a form provided by the Administrative Agent), a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and all other documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under “know your customer” and anti-money laundering or terrorist financing rules and regulations (including the USA Patriot Act))) be bound by the provisions of this Agreement as a Lender hereunder to the extent of its interest in the Waiver Fee, the PIK Loan and any accrued interest in connection therewith.

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Section 2.07 Conversion and Continuation.

(a) Option. The Administrative Borrower may elect (i) in the case of any SOFR Loan, (A) to continue such SOFR Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such SOFR Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.08 and upon one (1) Business Day prior written notice (which such notice will be delivered no later than 1:00 p.m. New York time on any such date), and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into SOFR Loans at any time on any Business Day upon three (3) Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of SOFR Loans having such Interest Period must be at least $500,000 and integral multiples of $100,000 in excess thereof and (y) no conversion in whole or in part of Base Rate Loans to SOFR Loans and no continuation in whole or in part of SOFR Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.11.

(b) Procedure. Each such election shall be made by giving the Administrative Agent at least three (3) Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed by an Authorized Officer of Administrative Borrower. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Administrative Borrower containing a permitted election to continue or convert any SOFR Loan, then, upon the expiration of the applicable Interest Period, such Term Loan shall be automatically converted to or continue as, as applicable, a SOFR Loan with an Interest Period of one month. Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their Pro Rata Share. If the Administrative Agent does receive a timely Notice of Conversion or Continuation for a SOFR Loan, but the Administrative Borrower fails to select an Interest Period, the Borrowers will be deemed to have selected a one-month Interest Period.

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(c) Interest on SOFR Loans shall be payable in accordance with Section 2.04(c). At any time that an Event of Default has occurred and is continuing, the Administrative Borrower no longer shall have the option to request that any portion of the Term Loans be SOFR Loans and the Administrative Agent shall have the right to convert the interest rate on all outstanding SOFR Loans to the rate of interest then applicable to Base Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than five (5) SOFR Loans in effect at any given time.

(e) The Borrowers may prepay SOFR Loans at any time; provided, however, that in the event that SOFR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

Section 2.08 Funding Losses. In connection with each SOFR Loan, the Borrowers shall indemnify, defend, and hold the Lenders harmless against any loss, cost, or expense incurred by any Lender as a result of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto other than as a result of the permitted revocation or extension thereof (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Lender, be deemed to equal the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such SOFR Loan had such event not occurred, at a rate per annum equal to Adjusted Term SOFR that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

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Section 2.09 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Promptly after the payment of any Taxes or Other Taxes payable hereunder, the applicable Loan Party shall deliver to the Administrative Agent original or certified copies of official receipts in respect of any Taxes or Other Taxes issued by a Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error.

(d) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;

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(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

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(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

Section 2.10 Increased Costs and Reduced Return.

(a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Term Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Term Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Term Loan, or agreeing to make any Term Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

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(b) If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Term Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Term Loans made or maintained, or any agreement to make Term Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c) All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of written demand by any Secured Party providing the required supporting detail until payment in full to such Secured Party at a rate per annum equal to the Base Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and a reasonably detailed explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

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Section 2.11 Impracticability or Illegality of SOFR.

Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a) Interest Rate Unascertainable, Inadequate or Unfair. Subject to Section 2.12, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Term Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Administrative Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Administrative Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (a)(ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.08. Subject to Section 2.12, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b) Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Administrative Borrower (through the Administrative Agent) (an “Illegality Notice”), (x) any obligation of the Lenders to make SOFR Loans, and any right of the Administrative Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (y) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (z) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.08.

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Section 2.12 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent (acting at the direction of the Required Lenders) will promptly notify the Administrative Borrower and the Lenders in advance of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Administrative Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Administrative Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

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ARTICLE III

[RESERVED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;

JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01 Payments; Computations and Statements. The Borrowers will make each payment under this Agreement not later than 1:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Payment Office. All payments received by the Administrative Agent after 1:00 p.m. (New York City time) on any Business Day may, in the Administrative Agent’s discretion, be deemed received on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the applicable Lenders in accordance with their applicable Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees and interest shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02 Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

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Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof:

(a) All payments of principal and interest in respect of outstanding Term Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Term Loans, as designated by the Person making payment when the payment is made.

(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees (other than the Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Term Loans until paid in full; (vi) sixth, ratably to pay principal of the Term Loans until paid in full; (vii) seventh, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable; thereafter any remaining funds shall be turned over to the Loan Parties or otherwise applied in accordance with Requirements of Law.

(c) For purposes of Section 4.03(b) (other than clause (viii) thereof), “paid in full” means payment in cash of all amounts owing under the Loan Documents (other than Contingent Indemnity Obligations) according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (viii), “paid in full” means payment in cash of all amounts owing under the Loan Documents (other than Contingent Indemnity Obligations) according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.

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Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.

(b) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Term Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Term Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Term Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

(c) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.

(d) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.

(e) Other than as expressly set forth in this Section 4.04, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Agents) and the other parties hereto shall remain unchanged. Nothing in this Section 4.04 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrowers, any Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

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(f) This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Term Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 4.05 Administrative Borrower; Joint and Several Liability of the Borrowers.

(a) Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Term Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Term Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b) Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents for the Obligations in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

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(c) The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations (other than Contingent Indemnity Obligations) shall have been paid in full or otherwise fully satisfied.

(d) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations (other than Contingent Indemnity Obligations) have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations (other than Contingent Indemnity Obligations).

ARTICLE V

CONDITIONS TO LOANS

Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied (or waived) in a manner satisfactory to the Agents and the Required Lenders:

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

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(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document and each certificate delivered to any Secured Party pursuant hereto or thereto on or in connection with the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c) Legality. Each Secured Party shall be satisfied that the making of the Initial Term Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Delivery of Documents. The Administrative Agent and the Required Lenders (or their counsel) shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Required Lenders, Collateral Agent and Administrative Agent and, unless indicated otherwise, dated the Effective Date:

(i) this Agreement, duly executed by each of the parties hereto;

(ii) a Security Agreement, duly executed by each Loan Party, together with the original stock certificates representing all of the certificated Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

(iii) Form UCC-1 for each Loan Party organized in the United States in form and substance satisfactory to the Collateral Agent and the Required Lenders;

(iv) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens);

(v) a Perfection Certificate;

(vi) the ULHL Acquisition Collateral Assignment;

(vii) the Disbursement Letter;

(viii) the Intercompany Subordination Agreement, duly executed by Parent and each of its Subsidiaries;

(ix) the Origination Fee Letter;

(x) the Agent Fee Letter;

(xi) the Intercreditor Agreement;

(xii) [reserved];

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(xiii) a duly executed extension agreement with respect to the SPAC Merger Agreement;

(xiv) a consent to the Revolving Credit Agreement;

(xv) a certificate of an Authorized Officer of each Loan Party, in a form and substance customary to the governing law of such Loan Party certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents and the other Transaction Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Administrative Borrower, including, without limitation, Notices of Borrowing and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);

(xvi) where applicable, a certificate of the chief financial officer of the Parent (A) certifying as to the solvency of the Parent and its Subsidiaries on a consolidated basis,

(B) certifying that all tax returns required to be filed by the Loan Parties have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, and (C) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(g)(ii);

(xvii) where applicable, a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) the attached copies of (1) the ULHL Acquisition Agreement, and (2) the other Material Contracts as in effect on the Effective Date are true, complete and correct copies thereof and (B) such agreements remain in full force and effect and that none of the Loan Parties have breached or defaulted in any of its obligations under such agreements;

(xviii) where applicable, a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, to the extent such concepts are recognized in such jurisdictions as are applicable, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions, together with written confirmation (where available) on the Effective Date from such official(s) as to such matters;

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(xix) an opinion of Lucosky Brookman Marquis Aurbach, CHTD, and Hinckley Allen, counsel to the Loan Parties, as to such matters as the Required Lenders and Collateral Agent shall have reasonably requested;

(xx) [reserved];

(xxi) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in Sections 5.01(b), (e) and (f);

(xxii) a statement of projected costs and expenses relating to the SPAC Transaction approved by the Administrative Borrower; and

(xxiii) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents and the Required Lenders in form and substance, as any Agent or any Required Lender shall have reasonably requested in writing.

(e) Material Adverse Effect. Since May 31, 2021, the Parent and its Subsidiaries, taken as a whole, have not suffered a Material Adverse Effect.

(f) Consummation of the Transactions. Concurrently with the making of the Initial Term Loan, the ULHL Acquisition shall have been consummated in accordance in all material respects with the terms of the ULHL Acquisition Documents, without waiver or amendment thereof that are adverse to the interests of the Lenders unless consented to by the Lenders (such consent not to be unreasonably withheld, delayed or conditioned).

(g) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Term Loans, or the conduct of the Loan Parties’ business, or the consummation of any of the underlying transactions, shall have been obtained and shall be in full force and effect.

(h) Proceedings; Receipt of Documents. All proceedings in connection with the making of the Initial Term Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and the Required Lenders, and the Collateral Agent shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or the Required Lenders shall have reasonably requested in writing.

(i) Due Diligence. The Agents and the Lenders shall have completed their business, accounting, finance, tax, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents and the Lenders, in their sole and absolute discretion.

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(j) Security Interests. The Loan Documents to be entered into on or in connection with the Effective Date shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral to be secured thereby (subject only to Permitted Liens) on the Effective Date.

(k) Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which relates to the Term Loans or which, in the opinion of the Collateral Agent and the Required Lenders, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(l) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

(m) KYC. The Agents and the Lenders shall have each received, at least three (3) days in advance of the Effective Date, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) from each Borrower and all other documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent requested at least ten (10) days prior to the Effective Date.

Section 5.02 Conditions Precedent to Delayed Draw Term Loans. The obligation of any Agent or any Lender to make any Delayed Draw Term Loan after the Effective Date is subject to the fulfillment (or waiver), in a manner satisfactory to the Administrative Agent and the applicable funding Lenders, of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.06 and Section 12.04 hereof, or shall have directed such amounts to be paid from the proceeds of such Delayed Draw Term Loan.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the Borrowers’ acceptance of the proceeds of such Delayed Draw Term Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Term Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Delayed Draw Term Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and (ii) at the time of and after giving effect to the making of such Delayed Draw Term Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Delayed Draw Term Loan to be made, on such date.

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(c) Legality. Each Secured Party shall be satisfied that the making of such Delayed Draw Term Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

(e) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Delayed Draw Term Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and Required Lenders, and the Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent or any Required Lender shall have reasonably requested in writing.

(f) Delayed Draw Term Loan A. With respect to the Delayed Draw Term Loan A, (i) before and after giving effect to the funding of such Delayed Draw Term Loan, the Loan Parties shall be in compliance with the requirements of Section 7.03, (ii) the Loan Parties shall have engaged outside financial consultants acceptable to the Origination Agent in its reasonable discretion and (iii) the Origination Agent shall have received evidence in form and substance satisfactory to it of the payment by the Loan Parties in cash from their balance sheet of (A) that certain Promissory Note, dated February 21, 2023 in favor of ULHL in the amount of $5,000,000 maturing April 7, 2023 and (B) that certain Promissory Note, dated February 21, 2023 in favor of ULHL in the amount of $2,500,000 maturing June 30, 2023.

(g) Lender Consent. With respect to any Delayed Draw Term Loan B, each Delayed Draw Term Loan B Lender shall have consented in writing to the making of such Delayed Draw Term Loan B.

(h) Use of Proceeds. All the proceeds of the Delayed Draw Term Loan may only be used for the purposes set forth in Section 6.01(s).

Section 5.03 Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Term Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03):

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(a) As and to the extent provided for therein, satisfy the requirements set forth in Section 8.01(a) and Section 8.01(b).

(b) Within 30 days (or such later date as approved by the Collateral Agent in its sole discretion) after the Effective Date, the Agents shall have received (i) endorsements as to the additional insureds or lender loss payees under the insurance policies set forth on Schedule 6.01(r) as required under Section 7.01(h) and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice (10 days’ for non-payment) to the Collateral Agent and each such immediately insured or lender loss payee, (ii) a duly executed assignment reasonably satisfactory to the Collateral Agent with respect to the Loan Parties’ business interruption insurance policy outstanding on the Effective Date.

(c) On or before the date that is 60 days after the Effective Date (or such later date as the Collateral Agent shall agree in its sole discretion), the Collateral Agent shall have received a landlord waiver or collateral access agreement, as applicable, in form and substance satisfactory to the Collateral Agent, executed by each landlord or bailee, as applicable, with respect to each of the leased locations.

(d) On or before the date that is 90 days after the Effective Date (or such later date as the Collateral Agent shall agree in its sole discretion), the Loan Parties shall use commercially reasonable efforts to deliver (x) consents with respect to the equity pledges of TGF Unique Limited and ULI (South China) Limited under the Security Agreement and (y) a duly executed pledge agreement for TGF Unique Limited and ULI (South China) Limited under the Security Agreement.

(e) On or before the date that is 5 Business Days after the Effective Date (or such later date as the Collateral Agent shall agree in its sole discretion), the Loan Parties shall have delivered all original stock certificates and original promissory notes, together with undated executed in black stock powers and allonges, as applicable required to be pledged under the Security Agreement.

(f) On or before the date that is thirty days after the Effective Date, the Loan Parties shall have delivered a duly executed copy of Intercreditor Agreement (Seller).

(g) On or before the date that is 5 Business Days after the Effective Date (or such later date as the Collateral Agent shall agree in its sole discretion), the Loan Parties shall have delivered a recently certified charter for Unique Logistics International, Inc. from the State of Nevada.

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(h) On or before the date that is 5 Business Days after the Effective Date (or such later date as the Collateral Agent shall agree in its sole discretion), the Loan Parties shall have delivered evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement, as applicable and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent or the Required Lenders shall have reasonably requested, in each case, providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent (10 days’ in the case of non-payment) and each such named insured or lender loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent shall have reasonably requested.

(i) On or before the date that is 5 Business Days after the Effective Date (or such later date as the Collateral Agent shall agree in its sole discretion), the Loan Parties shall have delivered a filed UCC-3 with respect to any UCC financing statement filed in favor of (x) Trillium and (y) First Corporate Solutions on behalf of CoreFund.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. Each Loan Party in relation to itself hereby represents and warrants to the Secured Parties as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and, to the extent such concepts are recognized in such jurisdictions as are applicable, in good standing under the laws of the state or jurisdiction of its organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby and the other Transactions, and (iii) is, to the extent such concepts are recognized in such jurisdictions as are applicable, duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary corporate or other organizational action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B), (ii)(C) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

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(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than (i) authorizations, approvals, notices, filings or other actions that have been obtained and that are still in force and effect, and (ii) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) Capitalization. On the Effective Date, after giving effect to the Transactions to occur on the Effective Date, the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been, to the extent such concepts are recognized in such jurisdictions and with respect to such organizational types as are applicable, validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e) (as the same may be supplemented in writing, without retroactive effect, upon notice from the Administrative Borrower to the Administrative Agent), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries.

(f) Litigation; Commercial Tort Claims. Except as set forth in Schedule 6.01(f), (x) there is no pending or, to the best knowledge of any Loan Party, threatened (in writing) action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (y) as of the Effective Date, none of the Loan Parties hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(g) Financial Statements.

(i) The Financial Statements, copies of which have been delivered to the Administrative Agent, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. With the exception of a downturn in the Parent’s business, including but not limited to reduced revenue and profitability, ~~S~~since May 31, 2021, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii) (A) On or prior to the Effective Date, the Parent has heretofore furnished to the Administrative Agent projected quarterly expense and revenues projections of the Parent and its Subsidiaries for the period from December 31, 2022 to May 31, 2024, and (B) within fifteen (15) days of the Effective Date will provide projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in May 31, 2023 through May 31, 2024, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such Projections, as so updated, have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Administrative Agent, and Parent shall not be aware of any facts or information that would lead it to believe that such Projections, as so updated, are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

(h) Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law, or (iii) any material term of any Contractual Obligation binding on or otherwise affecting it or any of its properties except (solely for the purposes of this subclause (iii)) where any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

(i) ERISA. Except as set forth on Schedule 6.01(i), and for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each Employee Plan is in compliance with all Requirements of Law in all material respects, including ERISA and the Internal Revenue Code, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan, (iii) each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code; and (iv) there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan.

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(j) Taxes, Etc. (i) All income Tax returns and other material tax returns and reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) all Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the Effective Date have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $100,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l) Nature of Business.

(i) No Loan Party is engaged in any business other than Permitted Businesses.

(ii) The Parent does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of any Loan Party, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, including any such Environmental Permit, and there is no claim that any of the foregoing is not in full force and effect.

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(o) Properties.

(i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all tangible property and assets material to its business, free and clear of all Liens, except Permitted Liens and, solely as to leasehold interests, except to the extent the failure to have such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. All such properties and assets are in good working order and condition, ordinary wear and tear and casualty and condemnation excepted.

(ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state or province or territory and street address, of all real property owned or leased by each Loan Party with a fair market value in excess of $150,000 and identifies the interest (fee or leasehold) of such Loan Party therein and whether such real property is a “Facility”. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party, except to the extent the failure to have such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect, except to the extent that the failure of such Lease to be valid and enforceable or in full force and effect could not reasonably be expected to result in a Material Adverse Effect and except as may be limited by applicable bankruptcy, insolvency, winding-up, reorganization, moratorium or other similar laws. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the knowledge of any Loan Party, as of the Effective Date, no other party to any such Lease is in default of its obligations thereunder, and as of the Effective Date, no Loan Party (or any other party to any such Lease) has at any time delivered or received any written notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease, except to the extent such event could not reasonably be expected to result in a Material Adverse Effect.

(p) Employee and Labor Matters. Except as set forth on Schedule 6.01(p), (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.

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(q) Environmental Matters. Except as set forth on Schedule 6.01(q) hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect; (iii) there has been no Release or threatened Release of Hazardous Materials on, in, at, under or from any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to have a Material Adverse Effect; (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to have a Material Adverse Effect; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to have a Material Adverse Effect; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.

(r) Insurance. Each Loan Party maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party on the Effective Date.

(s) Use of Proceeds. The proceeds of the Initial Term Loan shall be used (i) by the Borrowers to pay, a portion of the purchase price under the ULHL Acquisition Agreement and (ii) to pay fees and expenses related to the foregoing and to this Agreement, the other Loan Documents, the ULHL Acquisition Agreement and the transactions contemplated hereby. The proceeds of the Delayed Draw Term Loan A shall be used solely to repay the ULHL Seller Notes. The proceeds of the Delayed Draw Term Loan B shall be used to pay certain fees and expenses related to the SPAC Transaction that are due and payable at closing of the SPAC Transaction.

(t) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Term Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

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(u) Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business as presently conducted, without, to the knowledge of each Loan Party, any known infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; (ii) each material work of authorship owned by each Term Loan party and which is not Registered Intellectual Property, and (iii) each material Intellectual Property Contract to which each Loan Party is bound (excluding “off-the-shelf” software licenses). No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any Intellectual Property rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Loan Parties, threatened (in writing), except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(w) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(x) [Reserved].

(y) [Reserved].

(z) Consummation of ULHL Acquisition. The Parent has delivered to the Agents complete and correct copies of all material ULHL Acquisition Documents, including all schedules and exhibits thereto. The ULHL Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the ULHL Acquisition Documents have been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of each such Person. Each ULHL Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. All conditions precedent to the ULHL Acquisition Agreement have been fulfilled or (with the prior written consent of the Agents (at the direction of the Required Lenders) waived, no ULHL Acquisition Document has been amended or otherwise modified, and there has been no breach of any material term or condition of any ULHL Acquisition Document.

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(aa) [Reserved].

(bb) Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, employees, shareholders or owners, nor, to the knowledge of any Loan Party, any of their respective agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.

(cc) Anti-Bribery and Corruption.

(i) Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.

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(ii) Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws.

(iii) To the best of each Loan Party’s knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(iv) The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of the Term Loans for any purpose that would breach the Anti-Corruption Laws.

(dd) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

(ee) Locations of Collateral. As of the Effective Date, there is no location at which any Loan Party has any tangible On-Site Collateral with a fair market value of more than $50,000 (“Material Collateral”) other than (i) those locations listed on Schedule 6.01(ee) or otherwise permitted under Section 7.01(p) and (ii) any other locations approved in writing by the Collateral Agent (acting at the direction of the Required Lenders) from time to time. Schedule 6.01(ee) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each warehouse at which Material Collateral of each Loan Party is stored.

(ff) Security Interests. The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by bankruptcy, insolvency, winding-up, reorganization, moratorium or other similar laws affecting creditors’ rights generally (or any class of creditors) or by general principles of equity. Upon the filing of the UCC-1 financing statements and the recording of the respective Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement referred to in each Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, such security interests in and Liens on the Collateral granted thereby shall be perfected, to the extent perfection can be accomplished through such filings, first priority security interests subject only to Permitted Liens, and no further recordings or filings are or will be required to maintain such perfected status of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and (ii) the recording of the respective Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement pursuant to each Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, with respect to after-acquired registered or applied-for intellectual property.

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(gg) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS

Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Term Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a) Reporting Requirements. Furnish to the Administrative Agent:

(i) within 30 days after the end of each fiscal month of Parent and its Subsidiaries commencing with the fiscal month of the Parent and its Subsidiaries ending March 31, 2023, internally prepared consolidated balance sheets, statements of operations and retained earnings as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations and retained earnings of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments; together with comparative figures for the corresponding date or period set forth in (A) beginning with the delivery of the financial statements for March 31, 2024, the financial statements for the immediately preceding Fiscal Year, and (B) the Projections.

(ii) within 45 days after the end of each fiscal quarter of Parent and its Subsidiaries commencing with the fiscal quarter of the Parent and its Subsidiaries ending May 31, 2023, internally prepared consolidated balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal quarter, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal quarter and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal quarter and for such year-to-date period, in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments; together with comparative figures for the corresponding date or period set forth in (A) beginning with the delivery of the financial statements for March 31, 2024, the financial statements for the immediately preceding Fiscal Year, and (B) the Projections.

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(iii) within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, commencing with respect to the Fiscal Year ending May 31, 2022, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) beginning with the delivery of the financial statements for the Fiscal Year ending May 31, 2023, the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Agents and the Required Lenders (which report and opinion shall not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit, other than any “going concern” statement that is due to the impending maturity of the Obligations or any other Indebtedness within 12 months or any impending or potential breach of any financial covenant after the date of such opinion);

(iv) on or prior to the date required for the delivery of the financial statements of the Parent and its Subsidiaries required by, with respect to any fiscal quarter of Parent, clause (ii) and, with respect to each Fiscal Year of Parent, clause (iii) of this Section 7.01(a), a Compliance Certificate:

(A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B) (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and (2) including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and certification that such insurance coverage meets the requirements set forth in Section 7.01, each Security Agreement and each Mortgage, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i) and (3) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

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(v) (A) promptly after delivery or receipt thereof, copies of all other notices and reports (including borrowing base certificates, compliance certificates and all accounts receivable agings, accounts payable agings and all Inventory reports) delivered to or received from the Revolving Lender under any Revolving Loan Documents, and (B) copies of any amendments, waivers, consents or other modifications to any Revolving Loan Documents;

(vi) [reserved];

(vii) not later than 60 days prior to the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(g)(ii) are true and correct with respect to the Projections;

(viii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

(ix) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(x) as soon as possible and in any event: (A) at least 10 days prior to any event or development that could reasonably be expected to result in or constitute an ERISA Event, and, to the extent not reasonably expected, within 5 days after the occurrence of any ERISA Event, notice of such ERISA Event (in reasonable detail), (B) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within 10 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan, (D) within 3 days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) within 10 days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;

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(xi) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding brought by or against any Loan Party or any of its Subsidiaries before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xii) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material and non-routine notices that any Loan Party executes or receives in connection with any Material Contract;

(xiii) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiv) [reserved];

(xv) promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness in a principal amount in excess of $1,000,000 and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness in a principal amount in excess of

$1,000,000;

(xvi) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xvii) promptly upon request, any customary certification or other customary evidence reasonably requested from time to time by any Lender to confirm the Borrowers’ compliance with Section 7.02(r);

(xviii) [reserved];

(xix) following the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, upon the request of either Agent, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and scope reasonably satisfactory to the Administrative Agent; and

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(xx) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party (including, without limitation, any environmental, social, and corporate governance information) as any Agent may from time to time may reasonably request.

(b) Additional Borrowers, Guarantors and Collateral Security. Cause:

(i) (x) each Domestic Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 5 Business Days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, (B) a supplement to the Security Agreement together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such customary opinions of counsel as the Collateral Agent or the Required Lenders may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the Material Real Property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent or the Required Lenders with respect to each such real property, (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations as and to the extent required under the Loan Documents and (y) each Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, any foreign equivalent agreement, instrument, approval, opinion and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent or Required Lenders may reasonably request; and

(ii) (x) each Subsidiary that is an owner of the Equity Interests of any Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such owned Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (A) to the extent certificated, certificates evidencing all of the Equity Interests of such owned Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such customary opinions of counsel as the Collateral Agent or the Required Lenders may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent and (y) each Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver promptly and in any event within 10 Business Days after the formation of acquisition thereof, any foreign equivalent agreement, instrument, approval, opinion and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent or Required Lenders may reasonably request.

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Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Loan Party hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above); provided, however, that (I) if the Equity Interests of a Foreign Subsidiary that is an Excluded Subsidiary are owned directly by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent (acting at the direction of the Required Lenders), a pledge agreement governed by the laws of the jurisdiction of the organization of such Excluded Subsidiary) and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent (acting at the direction of the Required Lenders) or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party, and (II) promptly and in any event within 20 days after the effectiveness of any amendment of the Internal Revenue Code to allow for 100% of the voting Equity Interests of such Foreign Subsidiary to be pledged to the Collateral Agent without adverse tax consequences to the Loan Parties, 100% of such voting Equity Interests shall be pledged pursuant to clause (ii) above.

(c) Compliance with Laws; Payment of Taxes.

(i) Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ii) Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $100,000, and

(ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, to the extent such concepts are recognized in such jurisdictions as are applicable, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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(e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, senior managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability and worker’s compensation) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent and the Required Lenders. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent and the Required Lenders may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

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(i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.

(j) Environmental.

(i) Keep the Collateral free of any Environmental Lien;

(ii) Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary or useful in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits, except to the extent the failure to so obtain, maintain, preserve or comply could not reasonably be expected to have a Material Adverse Effect;

(iii) Take all commercially reasonable steps to prevent any Release or threatened Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(iv) Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in a Material Adverse Effect; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) a Environmental Claim or Environmental Liabilities that could reasonably be expected to result in a Material Adverse Effect; and provide such reports, documents and information as the Collateral Agent and the Required Lenders may reasonably request from time to time with respect to any of the foregoing.

(k) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on May 31 of each calendar year unless the Agents (acting at the direction of the Required Lenders) consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

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(l) SPAC Transaction. If all Term Loan Commitments requested by the Administrative Borrower in an aggregate principal amount of no less than $19,000,000.00 minus such amounts as shall have been set forth in each applicable Disbursement Letter and agreed by the Borrower shall have been funded to the Borrower (or an alternative financing solution for an equivalent amount shall have obtained) and the conditions set forth in Section 10.01 of the SPAC Merger Agreement shall have been satisfied, cause the SPAC Transaction to be consummated in accordance with its terms ~~within eight (8) months after the Effective Date~~on or prior to the Termination Date (as defined in the SPAC Merger Agreement).

(m) After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the Effective Date of any fee interest in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $250,000 (real property with such value “Material Real Property”), immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of such real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent (at the direction of the Required Lenders) shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) or landlord’s waiver (pursuant to Section 7.01(l) hereof) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or landlord’s waiver, the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n) Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(i) [Reserved].

(ii) Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii) Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.

(iv) Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.

(v) Not directly or indirectly use, lend or contribute the proceeds of any Term Loan for any purpose that would breach any Anti-Corruption Law.

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(vi) Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.

(vii) In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.

(o) [Reserved].

(p) Change in Collateral; Collateral Records. (i) Give the Agents not less than 5 Business Days’ prior written notice of any change in the location of any Material Collateral (except for Material Collateral having a value not exceeding $250,000 in the aggregate), other than to locations set forth on Schedule 6.01(ee) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, and (ii) promptly upon request of an Agent, execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the any Agent for the benefit of the Agents and the Lenders from time to time, solely for such Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as such Agent may reasonably require, designating, identifying or describing the Material Collateral located at such other location(s).

(q) [Reserved].

(r) [Reserved].

(s) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, such agreements, instruments or other documents as any Agent may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent (or their designees) to, upon and during the continuance of an Event of Default, execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent (or their designees) to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the Effective Date.

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Section 7.02 Negative Covenants. So long as any principal of or interest on any Term Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c) Fundamental Changes; Dispositions.

(i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of any Loan Party may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, (E) except with respect to the merger, amalgamation or consolidation of Subsidiaries that are not Loan Parties, the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, (F) to the extent a Borrower is a party to such merger, amalgamation or consolidation, a Borrower is the surviving entity; and

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(ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d) Change in Nature of Business.

(i) Engage, or permit any of its Subsidiaries to engage, in any business other than Permitted Businesses.

(ii) Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

(e) Term Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period set forth in the table below to exceed the amount set forth opposite such fiscal period:

Period	Capital Expenditure
Fiscal 2023 Year ending May 31,	$250,000
Fiscal 2024 Year ending May 31,	$250,000
Fiscal 2025 Year ending May 31,	$250,000

(h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

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(i) Federal Reserve Regulations. Permit any Term Loan or the proceeds of any Term Loan under this Agreement to be used for any purpose that would cause such Term Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $100,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, and (v) so long as it has been approved by a Loan Party’s or its applicable Subsidiary’s Board of Directors in accordance with its Governing Documents and all Requirements of Law, (A) any indemnity provided for the benefit of the members of such Loan Party’s or its applicable Subsidiary’s Board of Directors, (B) the payment of reasonable and customary compensation, expenses, severance, or employee benefit arrangements to employees, officers, and outside directors of such Loan Party and its Subsidiaries in the ordinary course of business or (C) sales or grants of Equity Interests (denominated as common stock) to employees, officers or directors of such Loan Party.

(k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay any Subordinated Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A) this Agreement and the other Loan Documents;

(B) the Revolving Credit Agreement and the other Revolving Loan Documents;

(C) any agreement in effect on the Effective Date and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

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(D) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(E) in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and

(2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(F) customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(G) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or

(H) customary restrictions in contracts that prohibit the assignment of such contract.

(l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) the Revolving Credit Agreement and the other Revolving Loan Documents, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (v) customary provisions in leases restricting the assignment or sublet thereof.

(m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i) Except for the Revolving Indebtedness, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would be in violation of any applicable subordination agreement or any subordination provisions subordinating such Indebtedness to the Obligations;

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(ii) except for the Obligations and the Revolving Indebtedness, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;

(iii) amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law);

(iv) agree to any amendment, modification or other change to or waiver of any of its rights under (i) any ULHL Acquisition Document if such amendment, modification, change or waiver would be adverse to any Loan Party or any of its Subsidiaries or the Agents and the Lenders, (ii) any other Material Contract if such amendment, modification, change or waiver would be materially adverse to the Agents and the Lenders;

(v) amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may

(A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by Section 7.02(c) and (B) change its name upon at least 30 days’ prior written notice by the Borrowers to the Collateral Agent of such change and so long as, at the time of such written notification, such Person promptly provides any financing statements or fixture filings requested to perfect and continue perfected the Collateral Agent’s Liens;

(n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

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(o) ERISA. (i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event or (ii) adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law.

(p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any property owned, leased or operated by it or any of its Subsidiaries, except in compliance with Environmental Laws (other than any noncompliance that could not reasonably be expected to have a Material Adverse Effect).

(q) Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP or IFRS, as applicable).

(r) Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.

(i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or

(ii) Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Term Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Term Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.

(s) Limitation on Issuance of Equity Interests. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants other than Excluded Equity Issuances; provided that the Parent may issue Qualified Equity Interests so long as no Change of Control would result therefrom.

(t) Parent as Holding Company. Permit Parent to incur any liabilities (other than liabilities arising or permitted under the Loan Documents), own or acquire any assets (other than the Equity Interests of other Loan Parties, dividends and distributions made on such Equity Interests and other de minimis assets) or engage itself in any operations or business (other than actions required for compliance with, or are expressly permitted under, the Loan Documents).

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(u) [Reserved].

(v) No Excess Cash. Maintain, or permit any of its Subsidiaries to maintain, an average monthly balance of cash and Cash Equivalents in all of the checking, savings and other accounts (other than in (x) Excluded Accounts, (y) accounts subject (or, through the compliance periods provided for in Section 5.03 and Article VIII, intended to be subject to) to Control Agreements) of any Foreign Subsidiaries in excess of $7,500,000 in the aggregate at the close of business on the last Business Day of any month; provided, that, upon the execution of Control Agreements in accordance with Section 8.01(b), any balances of any Person in excess of such amount shall be swept on the last Business Day of each month into an account of the Loan Parties subject to a Control Agreement; provided, that, no such sweep shall be required if amounts in applicable account may not be removed from such account because of local Requirements of Law (including foreign law or regulatory requirements); provided that, the Loan Parties hereby agree to use, and to cause the applicable Foreign Subsidiaries to use, commercially reasonable efforts to take promptly all actions reasonably required by such requirements of law or such regulatory requirements to permit such sweep; and provided, further, that, if and to the extent any portion of such sweep ceases to be prohibited or delayed by applicable local requirements of law or applicable regulatory requirements, the Loan Parties shall reasonably promptly sweep, or cause to be swept, an amount equal to such excess cash amounts, and the Loan Parties shall reasonably promptly sweep such excess cash amounts into an account of the Loan Parties subject to a Control Agreement.

Section 7.03 Financial Covenants. So long as any principal of or interest on any Term Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for any period of 4 consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
May 31, 2023 and each fiscal quarter thereafter	1.20:1.00

(b) Liquidity. Permit (i) Availability under the Revolving Credit Facility plus Qualified US Cash to be less than $500,000 at any time, and (iii) Qualified Foreign Cash to be less than $2,500,000 at any time.

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(c) EBITDA Leverage Ratio. Permit the EBITDA Leverage Ratio of the Parent and its Subsidiaries for any period of 4 consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	EBITDA Leverage Ratio
May 31, 2023 and each fiscal quarter thereafter	2.00:1.00

; provided that the EBITDA Leverage Ratio of Parent and its Subsidiaries for the 4 consecutive fiscal quarter period ending August 31, 2023 shall be tested on September 29, 2023.

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS AND OTHER COLLATERAL MATTERS

Section 8.01 Cash Management Arrangements.

(a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents and the Required Lenders at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party into a Cash Management Account or, as applicable and permissible, an Excluded Account.

(b) Within 60 days after the Effective Date, the Loan Parties shall, (i) with respect to each Cash Management Account (other than Excluded Accounts) of a Loan Party at a United States financial institution, deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account and (ii) with respect to each Cash Management Account (other than Excluded Accounts), use commercially reasonable efforts to grant the Origination Agent online viewing access to each such Cash Management Account. From and after the date that is 60 days following the Effective Date, the Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account (other than Excluded Accounts) at a United States financial institution, unless the Collateral Agent shall have received a Control Agreement in respect of such Cash Management Account.

(c) So long as no Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and Required Lenders and the Collateral Agent shall have consented in writing in advance to funding into such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of funding into such Cash Management Account, each Loan Party and such Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent (acting at the direction of the Required Lenders) that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment (acting at the direction of the Required Lenders), or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.

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Section 8.02 Collateral Custodian.

Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts consistent with the Loan Documents and necessary to protect the Agents’ and the Lenders’ interests. Upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral in accordance with the terms of the Loan Documents.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01 Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a) any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Term Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Term Loans) or any other Loan Document, or (ii) all or any portion of the principal of the Term Loans and such failure continues for a period of 3 Business Days;

(b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made and such failure could reasonably be expected to have a Material Adverse Effect;

(c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a)(i), Section 7.01(a)(iii), Section 7.01(a)(iv), Section 7.01(a)(v), Section 7.01(a)(vii), Section 7.01(a)(ix), Section 7.01(c), Section 7.01(d), Section 7.01(f) (other than to the extent resulting from compliance with Requirements of Law), Section 7.01(h) (to the extent such failure shall remain unremedied for a period of five (5) Business Days), Section 7.01(k), Section 7.01(l), Section 7.01(r), Section 7.02 or Section 7.03;

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(d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e) any Loan Party shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an amount outstanding in excess of $500,000 in the aggregate (including, without limitation, the Revolving Indebtedness), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, compromise, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including, without limitation, pursuant to applicable provisions of corporate law seeking a compromise or arrangement of, or relief from, any debts of the corporation or a stay of proceedings to enforce any of the claims of the corporation’s creditors against it), or seeking the entry of an order for relief or the appointment of a receiver (whether appointed privately or by court order), monitor, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, compromise, adjustment, protection, relief of debtors (including, without limitation, any proceeding under applicable corporate law seeking a compromise or arrangement of, or relief from, any debts of the corporation or a stay of proceedings to enforce any of the claims of the corporation’s creditors against it), or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver (whether appointed privately or by court order), monitor, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

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(h) any material provision of the Loan Documents (taken as a whole) shall at any time for any reason (other than pursuant to the express terms thereof or solely as a result of an action or failure to act on the part of the Agents) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under the Loan Documents (taken as a whole);

(i) any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on a material portion of the Collateral (taken as a whole), except (i) to the extent permitted by the terms hereof and thereof (including as a result of a Disposition of the applicable Collateral in a transaction permitted under this Agreement), or (ii) solely as the result of an action or failure to act on the part of the Agents based upon receipt of timely and accurate information from the Loan Parties;

(j) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against any Loan Party and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis (to the extent not covered by business interruption insurance);

(l) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

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(m) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n) the indictment, or the threatened (in writing) indictment of any Loan Party under any criminal statute, or commencement or threatened (in writing) commencement of criminal proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available are reasonably likely to include forfeiture to any Governmental Authority of any material portion of the Collateral for which insurance coverage and/or indemnification rights do not exist, which indictment or proceeding remains undismissed or uncharged for a period of 30 days;

(o) (i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in, liability of any Loan Party or any of its ERISA Affiliates in excess of $500,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates; or

(p) a Change of Control shall have occurred; or

(q) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in, the Revolving Credit Agreement or in any document evidencing or governing any Revolving Indebtedness.

then, and in any such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Term Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Term Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Term Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Term Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

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ARTICLE X AGENTS

Section 10.01 Appointment. Each Lender (and each subsequent maker of any Term Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; provided, that the Agents shall not have any responsibility for, and shall not incur any liability for, the creation, perfection or priority of any Lien purported to be created by the Loan Document or any such filing; (v) to make the Term Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; provided, that, no Agent will be under any obligation to so make any such advance; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Term Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Term Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law; provided further, that no Agent shall be required to take any action under this Agreement or any other Loan Document which, in such Agent’s discretion, exposes such Agent to liability unless it is first provided with an indemnification satisfactory to such Agent (in its sole commercially reasonable discretion) with respect thereto (including, for the avoidance of doubt, to the extent applicable, the indemnification provided for by and in accordance with this Agreement).

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Section 10.02 Nature of Duties; Delegation.

(a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Term Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Term Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender.

(b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or any other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent. No Agent shall be responsible for the negligence or misconduct of any such Related Party, trustee, co-agent or other Person except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such Person.

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Section 10.03 Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents: (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances) or; (ii) in the absence their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, that, no action taken or not taken by any Agent with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances) shall be considered gross negligence or willful misconduct of any Agent. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Term Loan as the owner thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Agents; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for or have any duty to ascertain or inquire into any statements, certificates, reports, other documents, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice conspicuously labeled as a “notice of default” and describing such Default or Event of Default is given to the Administrative Agent by a Borrower or a Lender.

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Section 10.04 Reliance. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agents may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Term Loan.

Section 10.05 Indemnification. Each Lender shall indemnify and hold harmless each Agent and each of their Related Parties (collectively, the “Agent Indemnitees”) (to the extent not timely indemnified by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), based on and to the extent of such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses incurred of a primary counsel for the Agent Indemnitees, taken as a whole (in addition to, in the event of an actual conflict of interest that arises, one additional counsel (plus one local counsel in each relevant material jurisdiction) for the conflicted Agent Indemnitees, taken as a whole), of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Agent Indemnitee in any way relating to or arising out of or in connection with this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent Indemnitee; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender shall promptly following written demand therefor, pay or reimburse the Agent Indemnitees based on and to the extent of such Lender’s Pro Rata Share of all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective fees, charges and disbursements of a primary counsel and local counsel for the Agent Indemnitees, to the extent that the Agent Indemnitees are not timely reimbursed for such expenses by or on behalf of the Borrowers. For purposes hereof, a Lender’s Pro Rata Share shall be determined based upon its share of the outstanding Term Loans and unused Commitments at such time (or if such indemnity payment is sought after the date on which the Term Loans have been paid in full and the Commitments are terminated, in accordance with such Lender’s Pro Rata Share immediately prior to the date on which the Loans are paid in full and the Commitments are terminated). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Agent Indemnitees under this Section 10.05. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Term Loans and the termination of this Agreement.

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Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Term Loan Commitment hereunder and the Term Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Term Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07 Successor Agent.

(a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 2.09, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08 Collateral Matters.

(a) The Collateral Agent may, but shall be under no obligation to, from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Term Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate.

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(b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Term Loan Commitment and payment and satisfaction of all Term Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b) and the Collateral Agent shall be entitled to refrain from taking any such action until it receives such written confirmation from the Required Lenders.

(c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

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(d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the each of the Agents shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

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Section 10.10 No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11 No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions (other than the Borrowers in respect of Section 10.18(i)).

Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13 Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

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(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d) agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14 Intercreditor Agreement. Each Lender hereby directs the Collateral Agent to enter into the Intercreditor Agreement and the Intercreditor Agreement (Seller), and each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise its rights and remedies under and in accordance with the terms of, the Intercreditor Agreement and the Intercreditor Agreement (Seller), as applicable and to bind the Lenders thereto by the Collateral Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance by the Collateral Agent of the Intercreditor Agreement and the Intercreditor Agreement (Seller), as applicable.

Section 10.15 [Reserved.]

Section 10.16 [Reserved.]

Section 10.17 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 10.18 Erroneous Payment.

(a) Each Lender hereby agrees that (i) if any Agent notifies such Lender that such Agent has determined in its sole discretion that any funds received by such Lender from such Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to such Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to such Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by any Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of any Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from any Agent (or any of their Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by any Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by such Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from any Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to such Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to such Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(c) The Borrowers and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting any Agent’s rights and remedies under this Section 10.18), such Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party provided, that for the avoidance of doubt, the immediately preceding clause (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(d) In addition to any rights and remedies of the Agents provided by law, the Agents shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 10.18 and which has not been returned to the Agents, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by any Agent or any of their Affiliates, branches or agencies thereof to or for the credit or the account of such Lender. Administrative Agent agrees promptly to notify the Lenders after any such setoff and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(e) Each party’s obligations under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(f) For the avoidance of doubt, no Loan Party or any of their respective Subsidiaries shall have any obligation under this Section 10.18.

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ARTICLE XI GUARANTY

Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Subject to Section 11.07, without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.

Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

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(c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor; provided that, notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, no Guarantor waives or shall be deemed to have waived the defense of payment. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Term Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

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Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06 Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

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ARTICLE XII MISCELLANEOUS

Section 12.01 Notices, Etc.

(a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

if to a Loan Party, c/o the Administrative Borrower:

Unique Logistics International, Inc.

600 Old Country Rd., Suite 337

Garden City, NY 11530

Attention: Sunandan Ray Email: s.ray@unique-usa.com

with a copy to:

Lucosky Brookman LLP

101 Wood Avenue South

Fifth Floor

Woodbridge, NJ 08830

Attention: Lawrence Metelitsa

Email: lmetelitsa@lucbro.com

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if to the Administrative Agent or the Collateral Agent, to it at the following address:

Alter Domus (US) LLC

225 West Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: Legal Department - Agency, Emily Ergang Pappas and Nicole

Eoriatti

Email: Legal_Agency@alterdomus.com, Emily.ErgangPappas@alterdomus.com and ColbeckAgency@alterdomus.com

With a copy to (which shall not constitute notice):

Holland & Knight LLP

150 N. Riverside Plaza, Suite 2700

Chicago, Illinois 60606

Attention: Joshua M. Spencer

Email: AlterDomus@hklaw.com and Joshua.Spencer@hklaw.com

If to the Origination Agent, to it at the following address:

CB Agent Services LLC

888 Seventh Avenue, 29th Floor

New York, NY 10106

Attention: Morris Beyda

Email: mbeyda@colbeck.com

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Eliot Relles

Email: eliot.relles@weil.com

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

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(b) Electronic Communications.

(i) Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and

(B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 12.02 Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Origination Fee Letter or the Agent Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Agents and Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Agents and Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Term Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Term Loans payable to any Lender, in each case, without the written consent of such Lender;

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(ii) increase the Total Term Loan Commitment without the written consent of each Lender;

(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Term Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; provided, that the Required Lenders may elect to release all or a substantial portion of the Collateral without the requirement to obtain the written consent of each Lender if such release is in connection with (x) an exercise of remedies by the Collateral Agent at the direction of the Required Lenders pursuant to Section 9.01 or (y) any Disposition of all or a substantial portion of the Collateral by one or more of the Loan Parties with the consent of the Required Lenders after the occurrence and during the continuance of an Event of Default so long as such Disposition is conducted in a commercially reasonable manner as if such Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC; or

(vi) amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.

(b) Notwithstanding anything to the contrary in Section 12.02(a):

(i) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;

(ii) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party or any of their respective Affiliates to purchase Term Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;

(iii) any Control Agreement, Guaranty, Mortgage, Security Agreement, collateral access agreement, landlord waiver or other agreement or document purporting to create or perfect a security interest in any of the Collateral (a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Administrative Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Administrative Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof;

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(iv) no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.05(d) and Section 4.03;

(v) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Term Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Term Loans of all other Lenders in the aggregate (other than such Defaulting Lender); and

(vi) the Administrative Agent and the Administrative Borrower may enter into an amendment to this Agreement pursuant to Section 2.07(g) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable.

(c) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Required Lenders, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Term Loans.

Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

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Section 12.04 Expenses; Attorneys’ Fees. The Borrowers will pay within thirty days of written demand (accompanied by supporting documentation), all reasonable and documented (in reasonable detail) out-of-pocket fees, costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented (in reasonable detail) out-of-pocket fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Term Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to:

(a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f));

(b) any amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given;

(c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents;

(d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith;

(e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document;

(f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document

(g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document;

(h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document;

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(i) any attempt to collect from any Loan Party;

(j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest;

(k) any Environmental Lien;

(l) [reserved]; or

(m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing; or

(n) in connection with the enforcement or protection of any other rights of any Agent or any Lender (A) in connection with this Agreement and the other Loan Documents, including such rights under this Section, or (B) in connection with Term Loans made hereunder, including all such reasonable and documented (in reasonable detail) out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans;

provided, that the Borrower’s obligations with respect to legal expenses shall be limited to the all reasonable and documented (in reasonable detail) out-of-pocket charges and disbursements of

(X) one primary counsel for the Administrative Agent and the Collateral Agent and one primary counsel for the Lenders, taken as a whole, and, in each case, reasonably required local counsel for all such Persons taken together, in each case absent a conflict of interest, plus (Y) in the case of an actual conflict of interest, one additional counsel.

Without limitation of the foregoing or any other provision of any Loan Document: if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document and an Event of Default shall have occurred and be continuing, then any Agent may itself perform or cause performance of such covenant or agreement, and the reasonable and documented (in reasonable detail) out-of-pocket expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The Loan Parties shall not have any obligation to any Lender or Agent under this Section 12.04 for Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final), other than payroll accounts, payroll tax accounts, employee wage and benefit accounts, at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

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Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07 Assignments and Participations.

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it with the written consent of the Administrative Agent, provided, however, that no written consent of the Administrative Agent shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, amalgamation, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(c) Assignments shall be subject to the following additional conditions:

(i) Each such assignment shall be in an amount which is at least $1,000,000 or a multiple of $500,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $500,000 in excess thereof);

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(ii) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, and such parties shall deliver to the Administrative Agent, for its own account, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required (A) in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if otherwise waived by the Administrative Agent), an administrative questionnaire (in a form provided by the Administrative Agent), a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and all other documentation and other information that such Lender or any Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act; and

(iii) No such assignment shall be made to (A) any Loan Party or any of their respective Affiliates, (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) so long as no Event of Default has occurred and is continuing, any Disqualified Lender without the written consent of the Administrative Borrower; provided, that, the parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, (x) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to this subclause (iii) and (y) the Borrowers and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender meets the qualifications set forth in this Section 12.07 and that the Administrative Agent shall have no liability with respect to any assignment or participation made to any Person which is prohibited from entering into such assignment.

(d) Upon such execution, delivery and acceptance, from and after the recordation of such Assignment and Acceptance in the Register, (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

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(f) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at one of its offices, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Commitments, and the principal amount of the Term Loans (and stated interest thereon) (the “Registered Term Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on the Term Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Administrative Borrower a copy of the fully executed Assignment and Acceptance.

(h) A Registered Term Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Term Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).

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(i) If any Lender sells participations in a Registered Term Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Term Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Term Loan that is the subject of the participation (the “Participant Register”). A Registered Term Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Term Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. No Agent, in its capacity as such, shall be responsible for maintaining any Participant Register.

(j) Any Lender who purchases or is assigned or participates in any portion of such Registered Term Loan shall comply with Section 2.09(d) (provided that a Participant shall provide such forms to its participating Lender).

(k) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Term Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Term Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Term Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section

2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Term Loans as if it was a Lender. Notwithstanding the foregoing, no participation may be sold to a Disqualified Lender without the written consent of the Administrative Borrower.

(l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Term Loans or any Securitization.

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Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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(b) Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.

Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

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Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15 Indemnification; Limitation of Liability for Certain Damages.

(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses for each Indemnitee) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document, of any Environmental Claim or any other document executed in connection with the transactions contemplated by this Agreement or, in the case of the Agents, the administration of this Agreement and the other Loan Documents, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Term Loans or the Borrowers’ use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (v) any Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Loan Party or any Environmental Liability related in any way to any Loan Party; or (vi) any actual or prospective claim, litigation (including, without limitation, any Environmental litigation), investigation or proceeding relating to or arising out of any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction or Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(b) The indemnification for all of the foregoing losses, claims, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are payable within thirty days of written demand (accompanied by supporting documentation). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c) No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d) The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16 Records. The unpaid principal of and interest on the Term Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Required Lenders, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

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Section 12.18 Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York, or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Term Loans until payment in full thereof so that the rate or amount of interest on account of any Term Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

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For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America or any other jurisdiction from time to time where a Loan Party may be incorporated, formed or otherwise constituted.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.19); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party; provided, that (X) prior to any disclosure under this clause (iv), the disclosing party agrees to provide the Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Administrative Borrower pursuant to the terms of the Requirement of Law or judicial process or Governmental Authority and (Y) any disclosure under this clause (iv) shall be limited to the portion of the confidential information as may be required by such the Requirement of Law or judicial process or Governmental Authority; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties, or (ix) with the consent of the Administrative Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

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Section 12.20 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the Effective Date.

Section 12.22 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Loan Parties, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Loan Parties in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:
Title:

[_________________]

By:
Name:
Title:

GUARANTORS:

[____________________]

By:
Name:
Title:

[Signature Page to Financing Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

ALTER DOMUS (US) LLC

By:
Name:
Title:

[Signature Page to Financing Agreement]

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:
Name:
Title:

LENDERS:

CB Participations SPV, LLC, as Initial Term Loan Lender,

By:
Title:

CP IV SPV, LLC, as Delayed Draw Term Loan Lender,

By:
Title:

[Signature Page to Financing Agreement]

Schedule 1.01(A) - Lenders and Lenders’ Commitments1

Lenders	Initial Term Loan Commitment	Delayed Draw Term A Loan Commitment	Delayed Draw Term Loan B Commitment	Total Term Loan Commitment
CB Participations SPV, LLC	$736,842.11	$0.00	$0.00	$736,842.11
CP IV SPV, LLC	$2,105,263.16	$1,368,421.05	$10,685,595.54	$14,159,279.75
Anglo-American Enterprise Capital LLC	$0.00	$3,684,210.52	$0.00	$3,684,210.52
Cordell PR LLC	$1,368,421.05	$0.00	$0.00	$1,368,421.05
Cordell Consultants, Inc. Profit Sharing Plan	$0.00	$210,526.32	$0.00	$210,526.32
Total	$4,210,526.32	$5,263,157.89	$10,685,595.54	$20,159,279.75

1 Commitment amounts are as of the date of the First Amendment.